Exhibit 99

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re	:
	:	Chapter 11
WORLDCOM, INC., et al.,	:	Case No. 02-13533 (AJG)
:
	:	(Jointly Administered)
Debtors.	:
x

THIRD SUPPLEMENT TO

DEBTORS’ DISCLOSURE STATEMENT PURSUANT TO

SECTION 1125 OF THE BANKRUPTCY CODE, DATED MAY 23, 2003

WEIL, GOTSHAL & MANGES LLP

    Attorneys for Debtors and

    Debtors in Possession

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Dated:	New York, New York
September 12, 2003

Introduction

On July 9, 2003, WorldCom, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, “WorldCom” or the “Debtors”), filed the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Amended Plan”).1

By orders entered on May 28, 2003, July 10, 2003, and August 6, 2003, the Bankruptcy Court approved the Debtors’ Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated May 23, 2003, the first Supplement thereto, dated July 9, 2003 (the “First Supplement”), and the second Supplement thereto, dated August 6, 2003 (the “Second Supplement”), as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors’ creditors to make an informed judgment whether to accept or reject the Plan. On September 12, 2003, the Bankruptcy Court signed the Order Approving the Third Supplement to Disclosure Statement (the “Third Supplemental Disclosure Statement Order”) approving this supplemental disclosure in respect of certain modifications to the Plan set forth in Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated September 11, 2003 (the “Second Amended Plan”). Copies of the Second Amended Plan and the Third Supplemental Disclosure Statement Order are annexed hereto as Exhibits “A” and “B,” respectively.

The Confirmation Hearing commenced on September 8, 2003. On September 9, 2003, the Debtors informed the Bankruptcy Court that agreements had been reached with the Ad Hoc MCI Trade Claims Committee and the Ad Hoc Committee of Dissenting Bondholders, each of which had objected to the Amended Plan, pursuant to which, inter alia, (i) the Debtors would further amend the Amended Plan and (ii) the Ad Hoc MCI Trade Claims Committee and the Ad Hoc Committee of Dissenting Bondholders would withdraw their objections to the Second Amended Plan.

Pursuant to the Third Supplemental Disclosure Statement Order, the votes of holders of Claims in Class 10 will be solicited and holders of Claims in Classes 5, 6, 9, 11, 12, and 13 will have an opportunity to change their votes (as if a vote was not previously cast, to vote at this time). The deadline for holders of Claims in such Classes to cast their votes or change their votes is October 8, 2003 at 4:00 p.m. (Eastern Time) (the “Voting Deadline”). Accordingly, the Third Supplemental Disclosure Statement Order provides that all Ballots and Master Ballots must be properly executed, completed, and the original thereof must be delivered to the Debtors’ solicitation and tabulation agent so as to be actually received by the Debtors’ solicitation and tabulation agent on or before the Voting Deadline. Holders of Claims entitled to vote or to change their vote may do so by submitting, on or before the Voting Deadline, a Ballot or Master Ballot that complies with the voting procedures set forth in the Disclosure Statement Order, the First Supplemental Disclosure Statement Order, the Second Supplemental Disclosure Statement Order, and the Third Supplemental Disclosure Statement Order, as applicable. Any holder of a Claim in Classes 5, 6, 9, 11, 12, and 13 that desires to change its vote with respect to such Claim or vote for the first time with respect to such Claim may do so by requesting a new Ballot or Master Ballot from the Debtors’ voting agent or, if applicable, from such holder’s Master Agent (as defined in the Third Supplemental Disclosure Statement Order). If you need a Ballot or additional copies of the Disclosure Statement, the supplements thereto, or solicitation materials, please call the Debtors’ voting agent, Innisfree M&A Incorporated, at (877) 825-8621 (banks and brokers call (212) 750-5833). If you are a holder of securities in Class 9, please contact the bank or broker holding your securities to cast revised voting instructions.

To effectuate certain of the provisions described herein, holders of Class 10 MCIC Subordinated Debt Claims, as of September 5, 2003 (the “Class 10 Record Date”), will receive, under separate cover, the Class 10 Election Form, upon which they may elect to receive either Cash or New Notes as the form of consideration they will receive under the Second Amended Plan. The holders of Class 10 MCIC Subordinated Debt Claims on the Class 10 Record Date shall be entitled to vote on confirmation of the Second Amended Plan and, as described

1	Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to such terms in the Second Amended Plan (as defined herein).

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more fully in the Second Amended Plan, to elect between New Notes and Cash. The Class 10 Record Date shall not affect any subsequent recordation or transfer by a holder of an MCIC Subordinated Debt Claim.

Holders who make no election, or whose election is untimely or otherwise improper, will be deemed to have elected to receive Cash. The deadline for making an election is 4:00 p.m. (Eastern Time) on October 8, 2003 (the “Election Deadline”). Any holder of an MCIC Subordinated Debt Claim who elects to receive New Notes is required to transmit to the Debtors the securities representing its MCIC Subordinated Debt Claim. Such transmittal will be effectuated upon such holder’s submission of its election form to its nominee, and such nominee transmitting the securities in accordance with the established procedures of The Depository Trust Company. If the Second Amended Plan is not confirmed, the holder’s Class 10 securities will be returned to the holder.

The Confirmation Hearing will resume on September 12, 2003 with respect to all matters other than the amended provisions of the Second Amended Plan. The Bankruptcy Court has directed that objections may be made solely with respect to the amended provisions of the Second Amended Plan and that such objections, if any, be served and filed so that they are received on or before September 30, 2003 at 4:00 p.m., Eastern Time, in the manner described in Section VII.B of the Disclosure Statement. The Bankruptcy Court will consider such objections to the Second Amended Plan and the voting results with respect thereto on October 15, 2003.

This Third Supplement provides disclosure in respect of certain modifications to the Amended Plan set forth in the Second Amended Plan and with respect to the agreement by certain objecting parties to withdraw their objections to the Amended Plan. The Second Amended Plan embodies

•	a settlement regarding the treatment of MCIC Subordinated Debt Claims (the “MCIC Subordinated Debt Settlement”) reached with the Ad Hoc Committee of Dissenting Bondholders;

•	a reduction to the recovery of the holders of MCIC Senior Debt Claims (the “MCI Senior Debt Amendment”) resulting from the contribution of certain plan consideration to the members of the Ad Hoc MCI Trade Claims Committee;

•	a settlement of the objections of the Ad Hoc MCI Trade Claims Committee (the “Ad Hoc MCI Trade Claims Committee Settlement”) based upon contributions of plan consideration by the holders of MCIC Senior Debt Claims and MCIC Subordinated Debt Claims; and

•	an amendment to provide for additional recoveries to certain Class 6 creditors, whose claims arise from transactions completed prior to September 13, 1998 with MCIC or any of its subsidiaries, as of that date (the “Pre-merger MCI Creditors Settlement”).

The terms set forth in the Second Amended Plan supercede the terms of the Amended Plan.

The statements contained in this Third Supplement are made as of the date hereof unless another time is specified herein, and the delivery of this Third Supplement shall not create an implication that there has been no change in the information stated since the date hereof. Holders of Claims entitled to vote or change their vote should carefully read this Third Supplement and the Disclosure Statement, the First Supplement, and the Second Supplement in their entirety, including the Second Amended Plan, prior to voting on the Second Amended Plan. This Third Supplement, the Disclosure Statement, the First Supplement, and the Second Supplement have not been filed with, reviewed, or approved or disapproved by the SEC and the SEC has neither passed upon the accuracy or adequacy of the information contained herein.

The Committee, the Ad Hoc Committee of Dissenting Bondholders, the Ad Hoc MCI Trade Claims Committee, and HSBC Bank USA (“HSBC”), the MCIC Subordinated Notes Indenture Trustee, support the modifications to the Amended Plan and urge creditors to vote to accept the Second Amended Plan.

Background

On July 31, 2003, the Ad Hoc Committee of Dissenting Bondholders, a group of creditors consisting primarily of holders of MCIC Subordinated Debt Claims, filed the Objection of the Dissenting MCI Bondholders

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to the Debtors’ Joint Plan of Reorganization and the Memorandum of Law of Dissenting MCI Bondholders in Opposition to Substantive Consolidation Provisions of Joint Plan of Reorganization. In their objection, the Ad Hoc Committee of Dissenting Bondholders asserted, inter alia, that

•	the Amended Plan violates several provisions of section 1129(a) of the Bankruptcy Code;

•	the substantive consolidation proposed in the Amended Plan is inappropriate, because holders of MCIC Subordinated Debt Claims relied only on MCIC and its direct and indirect subsidiaries (collectively “MCI”) when extending credit and the affairs of MCI are not hopelessly entangled with those of WorldCom, Inc. and its subsidiaries (“WorldCom”); and

•	holders of MCIC Subordinated Debt Claims are entitled to payment in full because they are structurally senior to the holders of WorldCom Senior Debt Claims and the assets of MCI are sufficient to pay all MCI creditors in full after elimination of allegedly improper intercompany claims.

On August 1, 2003, HSBC, as the MCIC Subordinated Notes Indenture Trustee, filed a joinder to the objection of the Ad Hoc Committee of Dissenting Bondholders to the Amended Plan.

On August 4, 2003, the Ad Hoc MCI Trade Claims Committee filed the Ad Hoc MCI Trade Claims Committee’s Objection to Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code. In its objection, the Ad Hoc MCI Trade Claims Committee asserted, inter alia, that

•	the Amended Plan fails to satisfy the requirements of section 1129(a) of the Bankruptcy Code;

•	the settlement reached among the Debtors, the Committee, and the Ad Hoc Committee of MCIC Senior Notes Holders should not be approved;

•	the substantive consolidation proposed in the Amended Plan is inappropriate, because members of the Ad Hoc MCI Trade Claims Committee relied on the separateness of MCI and the affairs of MCI are not hopelessly entangled with those of WorldCom or WorldCom, Inc.; and

•	because the holders of trade claims against MCI are structurally senior to holders of WorldCom Senior Debt Claims, MCIC Senior Debt Claims, and MCIC Subordinated Debt Claims, the members of the Ad Hoc MCI Trade Claims Committee are entitled to payment in full.

On August 4, 2003, Platinum Partners Value Arbitrage Fund L.P. filed an objection to the Amended Plan and a joinder to the objection of the Ad Hoc MCI Trade Claims Committee to the Amended Plan.

The Debtors vigorously dispute each of these assertions and, on September 3, 2003, the Debtors filed the following:

•	Debtors’ Memorandum of Law in Support of Confirmation of Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, Dated July 9, 2003 and in Response to Objections Thereto;

•	Debtors’ Memorandum of Law in Support of Substantive Consolidation and in Opposition to Objections Thereto;

•	Debtors’ Memorandum of Law (I) in Support of the Intermedia Settlement, the Bank Settlement, and the MCIC Settlement and (II) in Opposition to Motion for Partial Summary Judgment; and

•	Debtors’ Response to Objections to Confirmation of Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, Dated July 9, 2003.

The objections of the Ad Hoc Committee of Dissenting Bondholders and the Ad Hoc MCI Trade Claims Committee (together with the Ad Hoc Committee of Dissenting Bondholders, the “Primary Objectors”) resulted in lengthy and costly discovery, including the taking of over 50 depositions in a seven-week period, which has

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not yet fully concluded. The Debtors, the Committee, and several other parties have been negotiating with the Primary Objectors for months in an effort to resolve their objections. Early on September 9, 2003, the Debtors, the Committee, the Primary Objectors, and other parties reached several agreements, including the MCIC Subordinated Debt Settlement and the Ad Hoc MCI Trade Claims Committee Settlement that culminated in Primary Objectors’ agreeing to withdraw their objections to the Amended Plan. The specific terms and provisions of the MCIC Subordinated Debt Settlement and the Ad Hoc MCI Trade Claims Committee Settlement are contained in stipulations, which are substantially in the form of the stipulations attached hereto as Exhibits “C” and “D,” respectively.

The MCIC Subordinated Debt Settlement, the MCI Senior Debt Amendment, and the Ad Hoc MCI Trade Claims Committee Settlement

The Second Amended Plan incorporates a proposed settlement of issues relating to the MCIC Subordinated Debt Claims among the Debtors, the Committee, the Ad Hoc Committee of Dissenting Bondholders, and the MCIC Subordinated Notes Indenture Trustee. Specifically, the Second Amended Plan provides that

•	the MCIC Subordinated Debt Claims are deemed Allowed in the aggregate amount of $750,000,000;

•	each holder of an MCIC Subordinated Debt Claim will receive :

•	at the election of such holder either (i) New Notes in a principal amount equal to 44% of the principal amount of such holder’s Allowed MCIC Subordinated Debt Claim or (ii) Cash in an amount equal to 42% of the principal amount of such holder’s Allowed MCIC Subordinated Debt Claim; if holders elect in an aggregate of greater than $165,000,000 in New Notes, then each holder who elects to receive New Notes will receive its pro rata share of $11 in principal amount of New Notes per $25 in principal amount of such holder’s Allowed MCIC Subordinated Debt Claim (equal to a 44% distribution) and Cash for the balance of such holder’s Allowed MCIC Subordinated Debt Claim at the rate of $10.50 in Cash per $25 in principal amount of such holder’s Allowed MCIC Subordinated Debt Claim (equal to a 42% distribution) and

•	its pro rata share of $31,000,000 of such recovery to holders MCIC Subordinated Debt Claims will be distributed to such holders in Cash on a pro rata basis;

•	if Class 10 votes to accept the Plan, each holder of an MCIC Subordinated Debt Claim agrees to contribute its pro rata share of $19 million of Cash consideration to the members of the Ad Hoc MCI Trade Claims Committee; and

•	each holder of an MCIC Subordinated Debt Claim will also receive a pro rata share of Cash in an amount equal to the reasonable fees and expenses of the MCIC Subordinated Notes Indenture Trustee and its professionals.

The distributions to holders of Allowed MCIC Subordinated Debt Claims of the $31 million in Cash and the Cash in an amount equal to the reasonable fees and expenses of the MCIC Subordinated Notes Indenture Trustee and its professionals will not reduce the principal amount of any Allowed MCIC Subordinated Debt Claim for purposes of calculating other distributions to the holders of Allowed MCIC Subordinated Debt Claims. The United States Trustee has objected to the provisions of the Plan providing for the payment of Indenture Trustee fees. If the United States Trustee prevails in its objection, the settlement will remain in effect but net recoveries to the holders of the MCIC Subordinated Debt Claims will be reduced by the amount of such fees, as a result of the Indenture Trustee’s charging lien. In addition, any Cash received by any Class of bondholders on behalf of its Indenture Trustees’ fees and expenses shall be used solely for the payment of such fees and expenses and shall not be distributed to such bondholders.

In consideration of the recovery received by the MCIC Subordinated Debt Claims, the Ad Hoc Committee of Dissenting Bondholders has agreed, inter alia, to withdraw its objection to the Amended Plan and withdraw its appeal from the Bankruptcy Court’s approval of the Debtors’ settlement with the SEC. The indenture trustee

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under the MCIC Subordinated Notes Indenture has also agreed to withdraw its objection to the Amended Plan and its appeal from the Bankruptcy Court’s approval of the settlement with the SEC.

In connection with the MCI Senior Debt Plan Amendment, holders of MCI Senior Debt Claims agree to contribute, on a pro rata basis, $21.2 million of their distribution paid in New Notes to the members of the Ad Hoc MCI Trade Claims Committee. As a result of the MCI Senior Debt Plan Amendment, holders of MCI Senior Debt Claims will receive a recovery of 79.2% of the principal amount of their claims under the Second Amended Plan. The modification to the percentage recovery to the holders of MCIC Senior Debt Claims is not a material amendment or modification to the holders of such Claims pursuant to section 13.09 of the Amended Plan.

The total consideration contributed to the members of the Ad Hoc MCI Trade Claims Committee is $40.2 million (the sum of the $19 million in Cash contributed by the holders of MCIC Subordinated Debt Claims and $21.2 million in New Notes contributed by the holders of MCIC Senior Debt Claims). These amounts are in addition to the amounts received by the members of the Ad Hoc MCI Trade Claims Committee on account of the Claims held in Class 6 for a total recovery of 52.7% to the members of the Ad Hoc MCI Trade Claims Committee.

In consideration of the recovery received by the members of the Ad Hoc MCI Trade Claims Committee, the Ad Hoc MCI Trade Claims Committee has agreed, inter alia, to withdraw its objection to the Amended Plan and withdraw its appeals from the approval of the Debtors’ settlements with the SEC and EDS.

The parties to the MCIC Subordinated Debt Settlement and the Ad Hoc MCI Trade Claims Committee Settlement have agreed to mutual releases.

Pre-merger MCI Creditors Settlement

The Second Amended Plan also provides that any holder of an Allowed WorldCom General Unsecured Claim that can establish in writing, with supporting documentation, to the Debtors’ satisfaction (and, until the Effective Date, on reasonable notice to the Committee) that (i) its Claim arises solely from an individual transaction or series of transactions that was fully completed on or before September 13, 1998, the date the merger between MCI and WorldCom was consummated, and (ii) it relied on the separate credit of MCIC or any subsidiary of MCIC, as of or prior to September 13, 1998 (the “Pre-merger MCI Creditors”), will receive an additional distribution of .243 multiplied by the Allowed amount of their Claims in Cash, resulting in an estimated recovery of 60%. To the extent a holder of a WorldCom General Unsecured Claim that establishes that it is a Pre-merger MCI Creditor is a member of the Ad Hoc MCI Trade Claims Committee, such holder’s recovery as Pre-merger MCI Creditor shall be reduced by the amount, if any, received by such shareholder on account of such Claim pursuant to the contributions received by such member from the members of the Ad Hoc Committee of MCIC Senior Debt Claims and the Ad Hoc Committee of MCIC Subordinated Debt Claims.

This is consistent with the greater recovery being received under the Second Amended Plan by holders of MCIC Senior Debt Claims and MCIC Subordinated Debt Claims. The Bankruptcy Court will determine any disputes as to whether a creditor qualifies as a Premeger MCI Creditor.

The MCIC Subordinated Debt Settlement, MCI Senior Debt Amendment, the Ad Hoc MCI Trade Claims Committee Settlement, and the Pre-merger MCI Creditors Settlement are in the Best Interest of the Debtors and their Creditors and are Consistent with Applicable Legal Principles

The MCIC Subordinated Debt Settlement, the MCI Senior Debt Amendment, and the Ad Hoc MCI Trade Claims Committee Settlement, all of which are conditional upon each other, are in the best interests of the Debtors and their creditors as they effectuate a compromise of issues relating to substantive consolidation and greatly improve the prospects of a swift reorganization. Litigating the complex issues raised by the Primary Objectors would have diverted the attention of the Debtors’ management and professionals from the critical tasks

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of rebuilding and operating the Debtors’ businesses. Moreover, the settlements should result in the acceptance of the Plan by Class 10 holders of MCIC Subordinated Debt Claims and thus, a broader consensus among creditor constituents.

The argument advanced by the Ad Hoc Committee Dissenting Bondholders regarding reliance of holders of MCIC Subordinated Debt Claims on MCI prior to its merger with WorldCom was similar to arguments advanced by the holders of MCIC Senior Debt Claims and was a factor in achieving the settlement and determining the relative level of recovery of that class. This treatment is also consistent with the new provision in the Second Amended Plan that provides for a greater recovery for the Pre-merger MCI Creditors. The provision similarly advances confirmation by eliminating arguments by a number of objectors who challenged substantive consolidation on reliance grounds.

The recovery that the members of Ad Hoc MCI Trade Claims Committee are receiving as a result of the Ad Hoc MCI Trade Claims Committee Settlement is the result of agreements by other creditors to contribute plan consideration provided to such other creditors, specifically the holders of MCIC Senior Debt Claims and MCIC Subordinated Debt Claims. Such intercreditor agreements to resolve plan disputes were considered and approved in Official Unsecured Creditors’ Committee v. Stern (In re SPM Manufacturing Corp.), 984 F.2d 1305 (1st Cir. 1993) and its progeny. In SPM, the United States Court of Appeals for the First Circuit held that the Bankruptcy Code was not implicated or violated when a senior lender shared a portion of its proceeds from the debtor’s estate with general unsecured creditors when priority creditors were not receiving a distribution under the debtor’s plan. The court noted that while debtors may be restricted in the distributions they can make, “creditors are generally free to do whatever they wish with the bankruptcy dividends they receive, including to share them with other creditors.” Id. at 1313. An intercreditor agreement that provides for a distribution of proceeds that one creditor would receive from the estate to another creditor does not involve property of the estate. Id. at 1312-13.

Other courts have adopted SPM to support similar arrangements. See In re Teligent, Inc., 282 B.R. 765 (Bankr. S.D.N.Y. 2002); In re Genesis Health Ventures, Inc., 266 B.R. 591 (Bankr. D. Del. 2001); In re Nuclear Imaging, 270 B.R. 365 (Bankr. E.D. Pa. 2001); In re White Glove, Inc., 1998 WL 731611 (Bankr. E.D. Pa. 1998); In re Parke Imperial Canton, Ltd., 1994 WL 842777 (Bankr. N.D. Ohio 1994).

In an intercreditor agreement that provides for the distribution of one creditor’s plan proceeds to another, the Bankruptcy Code is not implicated as long as all other creditors receive at least as much as they would have received absent such intercreditor agreement. Genesis, 266 B.R. at 602, citing In re MCorp. Financial, Inc., 160 B.R. 941 (S.D. Tex. 1993). In MCorp, the court approved such an intercreditor agreement pursuant to which bondholders agreed to give up a portion of their recovery to the FDIC to settle the debtors’ litigation with the FDIC. MCorp., 160 B.R. at 954. Certain creditors had argued that they would have received a greater recovery absent the settlement; however, the court held that the settlement was appropriate in light of the uncertainty on the outcome of the FDIC litigation, which was causing delay and eroding the value of the estates. Id. at 964. Specifically, the settlement was approved because the net present value of the benefits of the settlement exceeded the expected net present value of the benefits to be gained from litigation. Id. at 953.

This requirement is satisfied here. The Ad Hoc Committee of MCI Senior Noteholders and the Ad Hoc Committee of Dissenting Bondholders, which represent a significant portion of the contributing creditors, believe that they and all other creditors benefit from these settlements and plan amendments. The Debtors concur. Absent these settlements, the Debtors’ plan confirmation would involve complex, lengthy, and costly litigation, whose outcome is uncertain and whose continuation would have eroded the value of the estate available to be distributed to all creditors.

Obligation to Defend Creditors’ Committee and Other Parties

The Second Amended Plan provides that the Debtors or the Reorganized Debtors, as the case may be, will, with respect to any action threatened or commenced by a third party against any Covered Party relating to or

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arising out of the conduct of such Covered Party during the Chapter 11 Cases, with respect to the Plan, pursuit of confirmation of the Plan, consummation of the Plan, or administration of the Plan:

•	pay all defense costs (including, without limitation, reasonable attorney’s fees, provided that the choice of counsel is reasonably acceptable to the Covered Party and the Debtor or the Reorganized Debtor, as the case may be);

•	pay the costs of any settlement (provided that such settlement is consented to by the Debtors or the Reorganized Debtors, as the case may be, which consent shall not be unreasonably withheld); and

•	pay the judgment.

The foregoing obligations will terminate with respect to any Covered Party to the extent that such Covered Party is determined by a final judgment to be guilty of gross negligence, willful misconduct, or breach of fiduciary duty. In such event, such Covered Party will reimburse the Debtors or the Reorganized Debtors, as the case may be, for all payments made pursuant to the foregoing obligations.

The Debtors do not believe that any indemnification obligation will be material.

Impact on Creditor Recoveries

The amendments to the Amended Plan incorporating the settlements described above will result in a reduction in the recovery to Class 9 holders of MCIC Senior Debt Claims from 80% of the principal amount of their claims to 79.2%. As a result of an increase in the Company’s cash position since the Second Supplement, no other class under the Plan will be adversely affected by the plan amendments.

As described more fully in the Disclosure Statement, and as amended by the First Supplement and Second Supplement, the estimated Distributable Value under the Plan prior to the proposed settlements incorporated in this Third Supplement was approximately $16.0 billion. This amount was comprised of the estimated reorganization value of the Debtors ($11.4 billion), plus the estimated available cash as of the assumed Effective Date ($4.6 billion), plus non-core asset value ($275 million), less capital lease obligations ($275 million). Pursuant to the provisions of the Plan (prior to the proposed settlements), the Debtors estimated that distributions would include the following forms of consideration: Cash ($2.4 billion), New Notes ($5.5 billion), and Reorganized MCI Common Stock ($8.1 billion consisting of 326 million shares with an estimated value of $25.00 per share).

Pursuant to the proposed settlements included in the Amended Plan and discussed in the Third Supplement, the Debtors would distribute $377 million in additional consideration as follows: up to $165 million in New Notes and at least $188 million in Cash to holders of MCIC Subordinated Debt Claims, and an estimated $24 million in Cash to holders of MCI Pre-merger Claims (assuming MCI Pre-merger Claims of $100 million).

Based on an analysis of the Debtors’ current cash position and revised cash forecast, the Debtors expect that an increase in the Company’s cash position as of the assumed Effective Date will be equal to or greater than the $377 million in additional value contemplated by the proposed settlements. As a result, the estimated recoveries to creditors under the Plan will not be adversely affected (other than as discussed with respect to holders of Class 9 MCIC Senior Debt Claims). The Debtors expect cash as of the Effective Date will be equal to or greater than $4.995 billion, compared to the $4.618 billion forecast in the financial projections included in the First Supplement.

Dated:	New York, New York
September 12, 2003

WORLDCOM, INC., et al. (for itself and on behalf of each of the Debtors)

By:	/S/ ANASTASIA KELLY
Name: Anastasia Kelly, Esq. Title: General Counsel

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HOLDERS OF CLAIMS ENTITLED TO VOTE MAY VOTE OR CHANGE THEIR VOTES BY SUBMITTING, BY THE VOTING DEADLINE, A BALLOT OR MASTER BALLOT THAT COMPLIES WITH THE VOTING PROCEDURES SET FORTH IN THE DISCLOSURE STATEMENT ORDER, THE FIRST SUPPLEMENTAL DISCLOSURE STATEMENT ORDER, THE SECOND DISCLOSURE STATEMENT ORDER, AND THE THIRD SUPPLEMENTAL DISCLOSURE STATEMENT ORDER, AS APPLICABLE. IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE DISCLOSURE STATEMENT, SOLICITATION MATERIALS, OR THIS SUPPLEMENT, PLEASE CALL THE VOTING AGENT, INNISFREE M&A INCORPORATED, AT (877) 825-8621 (BANKS AND BROKERS CALL (212) 750-5833). IF YOU ARE A HOLDER OF SECURITIES IN CLASS 5, 9, 11, OR 13, PLEASE CONTACT THE BANK OR BROKER HOLDING YOUR SECURITIES TO CAST REVISED VOTING INSTRUCTIONS.

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EXHIBIT A

SECOND AMENDED PLAN

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re	:
	:	Chapter 11 Case No.
WORLDCOM, INC., et al.,	:	02-13533 (AJG)
:
	:	(Jointly Administered)
Debtors.	:
x

DEBTORS’ SECOND AMENDED JOINT PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP Attorneys for Debtors and Debtors in Possession
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
Dated: New York, New York September 12, 2003

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re	:
	:	Chapter 11
WORLDCOM, INC., et al.,	:	Case No. 02-13533 (AJG)
:
	:	(Jointly Administered)
Debtors.	:
x

DEBTORS’ SECOND AMENDED JOINT PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated July 9, 2003, of WorldCom, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession, is amended as follows:

1. The following definitions are added to Article I:

Ad Hoc Committee of Dissenting Bondholders means the informal committee of certain holders of MCIC Senior and Subordinated Debt Claims as set forth in the Statement pursuant to Bankruptcy Rule 2019, dated August 27, 2003, filed by counsel to the Ad Hoc Committee of Dissenting Bondholders.

Ad Hoc MCI Trade Claims Committee means the informal committee of certain holders of Class 6 general unsecured trade claims against MCIC or its Subsidiaries as set forth in the Statement pursuant to Bankruptcy Rule 2019, dated August 12, 2003, filed by counsel to the Ad Hoc MCI Trade Claims Committee.

Class 10 Election Form means the letter of transmittal or similar form upon which the holders of MCIC Subordinated Debt Claims may elect to receive New Notes or Cash in full and complete satisfaction of such Allowed Claims.

Covered Parties means (i) the current and former members, partners, officers, directors, and employees of the Committee and its members (but solely in their capacity as such) and (ii) the members, partners, officers, directors, and employees, of the Ad Hoc Committee of Intermedia Holders, the Ad Hoc Committee of MCIC Senior Noteholders, the Ad Hoc Committee of WorldCom Noteholders, the MatlinPatterson Investors, and Silver Lake and each of their members, as of April 14, 2003 (but solely in their capacity as such).

MCIC Subordinated Notes Indenture Trustee means HSBC Bank USA in its capacity as successor indenture trustee to Wilmington Trust Company under the MCIC Subordinated Notes Indenture or its duly appointed successor.

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MCI Pre-merger Claim means an Allowed Class 6 Claim, to the extent the holder of which can establish in writing, with supporting documentation, to the Debtors’ satisfaction and, until the Effective Date, on reasonable notice to the Committee, that (i) its Claim arises solely from an individual transaction or series of transactions that was fully completed on or before September 13, 1998 and (ii) it relied on the separate credit of MCIC or any subsidiary of MCIC as of or prior to September 13, 1998. The Debtors do not concede that the mere existence of a contract dated on or before September 13, 1998 constitutes reliance. To the extent the Debtors do not agree that a claimant holds an MCI Pre-merger Claim, the Court shall resolve such dispute in accordance with the foregoing criteria after notice and hearing.

2. The following definitions in Article I are amended as follows:

Indenture Trustees means, collectively, the Intermedia Senior Notes Indenture Trustee, the Intermedia Subordinated Notes Indenture Trustee, the MCIC Senior Notes Indenture Trustee, the MCIC Subordinated Notes Indenture Trustee, and the WorldCom Notes Indenture Trustee.

New Notes means the senior unsecured notes, which may be issued in one (1) or more series, in a minimum principal amount of four billion five hundred million ($4,500,000,000) dollars and a maximum principal amount of five billion six hundred sixty-five million ($5,665,000,000) dollars authorized and issued pursuant to the Plan by Reorganized WorldCom on the Effective Date, the terms of which are governed by the New Notes Indenture.

3. Article III is amended as follows:

Class	Designation	Impairment	Entitled to Vote
Class 1	Other Priority Claims	Unimpaired	No (deemed to accept)
Class 2	Secured Tax Claims	Impaired	Yes
Class 3	Other Secured Claims	Unimpaired	No (deemed to accept)
Class 3A	Bank Settlement Claims	Impaired	Yes
Class 4	Convenience Claims	Impaired	Yes
Class 5	WorldCom Senior Debt Claims	Impaired	Yes
Class 6	WorldCom General Unsecured Claims	Impaired	Yes
Class 7	WorldCom Subordinated Claims	Impaired	No (deemed to reject)
Class 8	WorldCom Equity Interests	Impaired	No (deemed to reject)
Class 9	MCIC Senior Debt Claims	Impaired	Yes
Class 10	MCIC Subordinated Debt Claims	Impaired	Yes
Class 11	Intermedia Senior Debt Claims	Impaired	Yes
Class 12	Intermedia General Unsecured Claims	Impaired	Yes
Class 13	Intermedia Subordinated Debt Claims	Impaired	Yes

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Class 14	Intermedia Preferred Stock	Impaired	No (deemed to reject)
Class 15	Intermedia Equity Interests	Impaired	No (deemed to reject)

4. Section 4.06 is amended as follows:

(b) Allowance. The WorldCom Note Claims shall be deemed Allowed Claims solely for the purposes of the Plan in the aggregate amount of $24,728,100,760. The Bank Claims shall be deemed Allowed Claims solely for the purposes of the Plan in the aggregate amount of $2,583,940,356 plus the amount of letters of credit issued and outstanding as of the Commencement Date under the Revolving Credit Facility that are actually drawn prior to replacement or expiration of such letters of credit; provided, however, that to the extent the Bank Settlement is not consummated, the Bank Claims shall be deemed Allowed Claims solely for the purposes of the Plan in the aggregate amount of $2,658,940,356 plus the amount of letters of credit issued and outstanding as of the Commencement Date under the Revolving Credit Facility that are actually drawn prior to replacement or expiration of such letters of credit.

(c) Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed WorldCom Senior Debt Claim may elect on the Election Form, and shall receive on account of such Claim (i) 14.28 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Allowed WorldCom Senior Debt Claim or (ii) New Notes in a principal amount equal to ..357 multiplied by the Allowed amount of such WorldCom Senior Debt Claim, or a combination thereof as set forth on a properly delivered Election Form or as modified in the event of an Undersubscription or Oversubscription, in full and complete satisfaction of such Allowed Claim. The distributions to Allowed WorldCom Senior Debt Claims shall be subject to modification on account of an Undersubscription. In addition, the holders of Allowed WorldCom Note Claims shall receive a pro rata share of Cash in an amount equal to the reasonable fees and expenses of the WorldCom Notes Indenture Trustee and its counsel in accordance with Section 5.09 of the Plan.

5. Section 4.07(b) is amended as follows:

Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of a WorldCom General Unsecured Claim shall receive (i) 7.14 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Allowed WorldCom General Unsecured Claim and (ii) Cash in an amount equal to .1785 multiplied by the Allowed amount of such WorldCom General Unsecured Claim, in full and complete satisfaction of such Allowed Claim; provided, however, that to the extent the holder of a WorldCom General Unsecured Claim can establish that it holds an MCI Pre-merger Claim, such claimant shall receive, in addition to the distributions provided to

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holders of WorldCom General Unsecured Claims set forth above, Cash in an amount equal to .243 multiplied by the Allowed amount of such MCI Pre-merger Claim; provided further, however, that if a holder of a WorldCom General Unsecured Claim holds an MCI Pre-merger Claim and is a member of the Ad Hoc MCI Trade Claims Committee, then such holder’s recovery as a holder of an MCI Pre-merger Claim shall be reduced by the amount received on account of such Claim pursuant to the contributions set forth in Section 4.10 and 4.11 of the Plan.

6. Section 4.10 is amended as follows:

(b) Allowance. The MCIC Senior Debt Claims shall be deemed Allowed Claims solely for the purposes of the Plan in the aggregate amount of $2,650,084,583, of which $2,590,000,000 represents principal (upon which the $0.792 per dollar distribution shall be calculated) and $60,084,583 represents interest accrued through the Commencement Date (upon which no distribution shall be calculated).

(c) Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed MCIC Senior Debt Claim shall receive New Notes in a principal amount equal to .80 multiplied by the Allowed principal amount of such MCIC Senior Debt Claim, in full and complete satisfaction of such Allowed Claim; provided, however, that the acceptance of the Plan by Class 9 shall constitute an agreement by the holders of Allowed MCIC Senior Debt Claims to contribute to the members of the Ad Hoc MCI Trade Claims Committee on a pro rata basis New Notes in the aggregate principal amount of twenty-one million two hundred thousand ($21,200,000) dollars out of the aggregate distribution provided to the holders of Allowed MCIC Senior Debt Claims, which contribution shall be distributed as set forth in Section 6.06 of the Plan. Except as otherwise provided for in Section 5.09(ii) of the Plan, the MCIC Senior Notes Indenture Trustee shall make distributions to or for the benefit of the beneficial holders of MCIC Senior Debt Claims such that each holder of an MCIC Senior Debt Claim receives New Notes in an amount equal to $0.792 on the principal amount (but not unpaid interest) of its MCIC Senior Debt Claim after taking into account the above contribution. In addition, the holders of Allowed MCIC Senior Debt Claims shall receive a pro rata share of Cash in an amount equal to the reasonable fees and expenses of the MCIC Senior Notes Indenture Trustee and its counsel in accordance with Section 5.09 of the Plan.

7. Section 4.11 is amended as follows:

(a) Impairment and Voting. Class 10 is impaired by the Plan. Each holder of an Allowed MCIC Subordinated Debt Claim is entitled to vote to accept or reject the Plan.

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(b) Allowance. The MCIC Subordinated Debt Claims shall be deemed Allowed Claims solely for the purposes of the Plan in the aggregate amount of $750,000,000.

(c) On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed MCIC Subordinated Debt Claim shall (pursuant to an election made in connection with the solicitation of such holders, subject to proration for an over-subscription of New Notes as set forth below) receive on account of such Claim (i) either (A) New Notes in a principal amount equal to forty-four (44%) percent of the principal amount of such holder’s Allowed Claim; provided, however, that the aggregate principal amount of New Notes distributed on account of all Allowed MCIC Subordinated Debt Claims shall not exceed one hundred sixty-five million ($165,000,000) dollars as set forth below, or (B) Cash in an amount equal to forty-two (42%) percent of the principal amount of such holder’s Allowed Claim; and (ii) such holder’s pro rata share of thirty-one million ($31,000,000) dollars in Cash; provided, however, that the acceptance of Class 10 shall constitute an agreement by all holders of Allowed MCIC Subordinated Debt Claims to contribute to the members of the Ad Hoc MCI Trade Claims Committee Cash in the amount of nineteen million ($19,000,000) dollars out of the aggregate distribution to be provided to the holders of Allowed MCIC Subordinated Debt Claims, which contribution shall be distributed as set forth in Section 6.06 of the Plan. If elections made by holders of Allowed MCIC Subordinated Debt Claims would require distribution of New Notes in a principal amount in excess of one hundred and sixty five million ($165,000,000) dollars to such holders, only one hundred and sixty five million ($165,000,000) dollars of New Notes will be distributed with respect to clause (i) above to such electing holders pro rata at the rate of eleven ($11) dollars in principal amount of New Notes per twenty-five ($25) dollars in principal amount of such electing holders’ Allowed MCIC Subordinated Debt Claim, or forty-four ($0.44) cents on the dollar, and Cash shall be distributed with respect to the balance of such electing holders’ Allowed MCIC Subordinated Debt Claims at the rate of ten dollars and fifty cents ($10.50) in Cash per twenty-five ($25) dollars in principal amount of such electing holders’ Allowed MCIC subordinated Debt claim, or forty-two ($0.42) cents on the dollar. To the extent the holder of an MCIC Subordinated Debt claim fails to properly specify an election on a Class 10 Election Form, such holder shall be deemed to have elected to receive Cash. In addition, the holders of Allowed MCIC Subordinated Debt Claims shall receive a pro rata share of Cash in an amount equal to the reasonable fees and expenses of the MCIC Subordinated Notes Indenture Trustee and its counsel in accordance with Section 5.09 of the Plan. The Debtors waive any rights that they have or may have to receive a distribution under Class 10 of the Plan as holders of any securities issued or held by any of them under or in connection with the MCIC Subordinated Notes Indenture and/or the Amended and Restated Trust Agreement among MCI Communications Corporation, Wilmington Trust Company, and certain Administrative Trustees, dated May 29, 1996.

8. Section 4.12 (c) is amended as follows:

Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Intermedia Senior Debt Claim may elect on the

6

Election Form, and shall receive on account of such Claim (i) 37.4 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Allowed Intermedia Senior Debt Claim or (ii) New Notes in a principal amount equal to .935 multiplied by the Allowed amount of such Intermedia Senior Debt Claim, or a combination thereof as set forth on a properly delivered Election Form or as modified in the event of an Undersubscription or Oversubscription, in full and complete satisfaction of such Allowed Claim. The distributions to Allowed Intermedia Senior Debt Claims shall be subject to modification on account of an Undersubscription. In addition, the holders of Allowed Intermedia Senior Debt Claims shall receive a pro rata share of Cash in an amount equal to the reasonable fees and expenses of the Intermedia Senior Notes Indenture Trustee and its counsel in accordance with Section 5.09 of the Plan

9. Section 4.14(c) is amended as follows:

Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Intermedia Subordinated Debt Claim may elect on the Election Form, and shall receive on account of such Claim (i) 18.56 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Allowed Intermedia Subordinated Debt Claim or (ii) New Notes in a principal amount equal to .464 multiplied by the Allowed amount of such Intermedia Subordinated Debt Claim, or a combination thereof as set forth on a properly delivered Election Form or as modified in the event of an Undersubscription or Oversubscription, in full and complete satisfaction of such Allowed Claim. The distributions to Allowed Intermedia Subordinated Debt Claims shall be subject to modification on account of an Undersubscription. In addition, the holders of Allowed Intermedia Subordinated Debt Claims shall receive a pro rata share of Cash in an amount equal to the reasonable fees and expenses of the Intermedia Subordinated Notes Indenture Trustee and its counsel in accordance with Section 5.09 of the Plan.

10. Section 5.06(d) is amended as follows:

Subordination Rights. Notwithstanding the compromises and settlements set forth in Sections 5.06(a) and (b) of the Plan or any other provisions of the Plan or section 510(a) of the Bankruptcy Code, the Plan shall not affect and shall not be deemed to effect a waiver, cancellation, alteration, or impairment of any subordination or related rights or obligations of any person or entity, other than with respect to (i) any indebtedness that is senior to the MCIC Subordinated Debt Claims, including, without limitation, the MCIC Senior Debt Claims, and (ii) Intermedia Senior Notes and Intermedia Subordinated Notes, which rights and obligations shall be deemed cancelled and extinguished in their entirety.

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11. Section 5.07 is amended as follows:

Exit Financing and Market Repurchase. Commencing as soon as practicable after the Effective Date and in accordance with applicable laws, Reorganized WorldCom will conduct a reasonable review of its Cash needs, including, without limitation, amounts that will be necessary to satisfy holders of Convenience Claims, WorldCom General Unsecured Claims, MCIC Subordinated Debt Claims, and Intermedia General Unsecured Claims pursuant to Sections 4.04, 4.07, 4.11, and 4.13 of the Plan, respectively, and, after such review, will utilize excess Cash (determined as of the Effective Date) in excess of one billion ($1,000,000,000) dollars in accordance with Reorganized WorldCom’s best business judgment to maximize shareholder value, which may include purchasing shares of New Common Stock in the open market at prevailing market prices or otherwise distribute such Cash in respect of the New Common Stock, in each case, depending upon market and business conditions and other relevant factors. Reorganized WorldCom cannot predict the prevailing market price of New Common Stock at the time of any such market repurchase. To the extent less than five billion six hundred sixty-five million ($5,665,000,000) dollars in principal amount of New Notes will be distributed pursuant to the Plan and to the extent deemed appropriate by Reorganized WorldCom in its reasonable business judgment, Reorganized WorldCom will use reasonable efforts to obtain a term loan in the principal amount equal to the difference between five billion six hundred sixty-five million ($5,665,000,000) dollars and the aggregate principal amount of New Notes to be distributed under the Plan not to exceed one billion ($1,000,000,000) dollars.

12. Section 5.09 is amended as follows:

Cancellation of Existing Securities and Agreements and Indenture Trustee Charging Liens. On the Effective Date, subject to Section 5.06(d) of the Plan, any document, agreement, or instrument evidencing any Claim or Equity Interest, other than a Claim that is reinstated and rendered unimpaired under the Plan or Equity Interest held by a Debtor in any Subsidiary, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under such documents, agreements, or instruments evidencing such Claims and Equity Interests, as the case may be, shall be discharged; provided, however, that the Indentures shall continue in effect for the purposes of permitting the Indenture Trustees to (i) make any distributions pursuant to the Plan and to perform such other necessary functions with respect thereto and (ii) maintain and assert any rights or liens for reasonable fees, costs, and expenses under the Indentures. Nothing in the Plan or the Confirmation Order shall be deemed to impair, waive, or discharge the Indenture Trustees’ (or any predecessor indenture trustees’) respective rights, remedies, liens, and priorities or any other rights of the Indenture Trustees (or any predecessor indenture trustees) under their respective indentures against the distributions to the holders of public debt securities, including, without limitation, the right to contest the jurisdiction of the Bankruptcy Court with respect to such matters. Without limiting any other rights, remedies, liens, and priorities of the Indenture Trustees preserved hereunder, the Indenture Trustees shall first apply towards satisfaction of their reasonable fees and expenses any Cash proceeds received in accordance with Section 6.07 of the Plan.

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13. Section 6.06 is amended as follows:

Distributions to Classes 4, 6, and 12. Subject to Bankruptcy Rule 9010, all distributions under the Plan to holders of Allowed Claims in Classes 4, 6, and 12 shall be made to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Distribution Notification Date, unless the Debtors or, on and after the Effective Date, the Reorganized Debtors, have been notified in writing of a change of address, including, without limitation, by the timely filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules. The distributions of the contributions to the members of the Ad Hoc MCI Trade Claims Committee pursuant to Sections 4.10 and 4.11 of the Plan shall be distributed by the Disbursing Agent in the manner, and in such amounts, as determined by the Ad Hoc MCI Trade Claims Committee. In the event that any distribution to any such holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that, at the expiration of one (1) year from the Effective Date such distributions shall be deemed unclaimed property and shall be treated in accordance with Section 6.14 of the Plan.

14. Section 6.07 is amended as follows:

Distributions to Classes 3A, 5, 9, 10, 11, and 13. Distributions for the benefit of the holders of WorldCom Note Claims, MCIC Senior Debt Claims (net of contributed proceeds), MCIC Subordinated Debt Claims (net of contributed proceeds), Intermedia Senior Debt Claims, and Intermedia Subordinated Debt Claims shall be made to the WorldCom Notes Indenture Trustee, the MCIC Senior Notes Indenture Trustee, the MCIC Subordinated Notes Indenture Trustee, the Intermedia Senior Notes Indenture Trustee, and the Intermedia Subordinated Notes Indenture Trustee, respectively. The Indenture Trustees shall, in turn, promptly administer the distribution to the holders of Allowed Claims in Classes 5, 9, 10, 11, and 13, respectively, in accordance with the Plan and the applicable Indenture. Distributions for the benefit of the holders of Bank Settlement Claims and Bank Claims shall be made to the Bank of America, N.A. as co-administrative agent under the 364-Day Facility and the Revolving Credit Facility or as otherwise agreed by WorldCom and such holder. Bank of America, N.A. shall, in turn, promptly administer the distribution to the holders of Bank Settlement Claims and Bank Claims in Classes 3A and 5, respectively. The distribution of New Common Stock, New Notes, or Cash to the Indenture Trustees or Bank of America, N.A. shall be deemed a distribution to the respective holder of an Allowed Claim. The Indenture Trustees and Bank of America, N.A. shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court; and, in the event that such parties are so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid by the Reorganized Debtors. After the Effective Date, the reasonable fees and expenses of the Indenture Trustees and Bank of America, N.A. incurred in connection with the distribution described in this Section 6.07 shall be paid by the Reorganized Debtors.

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15. The following Section 6.18 is added to Article VI:

Indenture Trustees’ Fees and Expenses. The reasonable fees and expenses of each Indenture Trustee incurred prior to the Effective Date shall be satisfied in accordance with Section 5.09 of the Plan; provided, however, that for purposes of reviewing the reasonableness of the fees and expenses of the Indenture Trustees (and their professionals), the Debtors, the Committee, and the Office of the United States Trustee for the Southern District of New York will be provided with copies of invoices of each Indenture Trustee (and its professionals) in the form typically rendered in the regular course of the Indenture Trustees’ business or other professionals’ representation of the Indenture Trustees, provided that the invoices contain narrative descriptions of the services rendered and itemization of expenses incurred. To the extent that there are any disputes that the reviewing parties are unable to resolve with the Indenture Trustees, the reviewing parties will report to the Bankruptcy Court as to whether there are any unresolved disputes regarding the reasonableness of the Indenture Trustees’ (and their professionals’) fees and expenses. Any such unresolved disputes may be submitted to the Bankruptcy Court for resolution.

16. Section 7.03 is amended as follows:

Personal Injury Claims. All Personal Injury Claims are Disputed Claims. No distributions shall be made on account of any Personal Injury Claim unless and until such Claim is liquidated and becomes an Allowed Claim. Any Personal Injury Claim which has not been liquidated prior to the Effective Date and as to which a proof of claim was timely filed in the Chapter 11 Cases, shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. Any Personal Injury Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section and applicable nonbankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction, shall be paid as follows: (A) to the extent such liquidated Claim is, in whole or in part, an Insured Claim, the insured portion shall be paid by the applicable insurer pursuant to the provisions of Section 7.05 of the Plan and (B) to the extent any portion of such liquidated Claim is not covered by any of the Debtors’ insurance policies, such uninsured portion shall be deemed, to the extent applicable, an Allowed Claim in Class 4, 6, or 12, as applicable, and treated in accordance with Sections 4.05, 4.07, or 4.13 of the Plan. Nothing contained in this Section 7.03 shall constitute or be deemed a waiver of any Claim, right, or Cause of Action that the Debtors may have against any person in connection with or arising out of any Personal Injury Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

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17. Section 7.05 is amended as follows:

Distributions Relating to Allowed Insured Claims. Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the provisions of any applicable insurance policy. Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

18. Section 8.08 is amended as follows:

Insurance Policies. All of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as executory contracts under the Plan. Distributions under the Plan to any holder of an Insured Claim shall be in accordance with the treatment provided under Section 7.05 of the Plan. Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ policies of insurance.

19. Section 9.03 is amended as follows:

Certificates of Incorporation and By-laws. The Reorganized WorldCom Certificate of Incorporation, the Reorganized WorldCom By-laws, and the certificates of incorporation and by-laws of each of the other Reorganized Debtors shall contain provisions necessary (i) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law, (ii) unless the Debtors and the Committee deem it unnecessary or inadvisable, to impose restrictions on the direct or indirect transferability of the New Common Stock or other equity of Reorganized WorldCom (“Reorganized WorldCom Equity”) such that (A) no person or “entity” may acquire or accumulate 4.75% or more (as determined under tax law principles governing the application of section 382 of the Tax Code) of the Reorganized WorldCom Equity and (B) no person or entity owning directly or indirectly (as determined under such tax law principles) on the Effective Date, after giving effect to the Plan, 4.75% or more of the New Common Stock may acquire additional shares of Reorganized WorldCom Equity, subject to certain exceptions and limitations (including, without limitation, limited duration of restrictions as described below, the right of the Board of Directors to waive such restrictions in its reasonable discretion, and allowance for certain acquisitions without the need for prior Board of Directors approval, including, without limitation, qualified tender offers for all of Reorganized WorldCom’s stock), (iii) to impose the requirement that any “stock split” or “reverse stock split” within one (1)

11

year after the Effective Date be approved by at least ninety-five (95%) percent of the holders of New Common Stock then outstanding; and (iv) to effectuate the provisions of the Plan. All restrictions on the transferability of the Reorganized WorldCom Equity described under clause (ii) above shall expire on the earlier of the second (2nd ) anniversary of the Effective Date and the date on which the Board of Directors of Reorganized WorldCom in good faith determines that, (A) the requirements under section 382(1)(5) of the Tax Code will not be satisfied with respect to the ownership change occurring directly as a result of the consummation of the Plan or (B) electing treatment under section 382(1)(5) of the Tax Code is not in the best interests of Reorganized WorldCom or its stockholders. Reorganized WorldCom shall use good faith efforts to make the determination of whether a reasonable basis exists for taking the position that the requirements of section 382(1)(5) of the Tax Code have been satisfied, at the earliest date following the Effective Date that adequate information regarding the ownership of Reorganized WorldCom is reasonably available, and from time to time thereafter as additional information or developments relevant to this determination are reasonably available or occur.

20. Section 9.04 is amended as follows:

(a) The New Notes in an aggregate principal amount of up to five billion six hundred sixty-five million ($5,665,000,000) dollars;

(b) Three billion (3,000,000,000) shares of New Common Stock; and

21. Section 10.06 is amended as follows:

Exculpation. None of the Debtors, the Reorganized Debtors, the Indenture Trustees, or the Covered Parties shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct, gross negligence, or criminal conduct and, in all respects, the Debtors, the Reorganized Debtors, the Indenture Trustees, and the Covered Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing in this Section 10.06 shall (i) be construed as a release of any entity’s fraud, gross negligence, malpractice, or willful

12

misconduct with respect to matters set forth in this Section 10.06 or (ii) limit the liability of the professionals of the Debtors, the Reorganized Debtors, the Indenture Trustees or the Covered Parties to their respective clients pursuant to DR 6-012 of the Code of Professional Responsibility.

22. The following Section 10.10 is added to Article X:

Obligation to Defend. The Debtors or the Reorganized Debtors, as the case may be, shall, with respect to any action threatened or commenced by a third party against any Covered Party relating to or arising out of the conduct of such Covered Party during the Chapter 11 Cases with respect to the Plan, pursuit of confirmation of the Plan, consummation of the Plan, or the administration of the Plan: (i) pay all defense costs including, without limitation, reasonable attorneys’ fees; provided, however, that choice of counsel must be reasonably acceptable to the Covered Party and the Debtor or the Reorganized Debtor, as the case may be; (ii) pay the costs of any settlement; provided, however, any such settlement must be consented to by the Debtors or the Reorganized Debtors, as the case may be, which consent shall not be unreasonably withheld; and (iii) pay any judgment. Notwithstanding the foregoing, the obligations of the Debtors or the Reorganized Debtors, as the case may be, set forth above shall terminate with respect to any Covered Party to the extent that such Covered Party is determined by a final judgment to be guilty of gross negligence, willful misconduct, or breach of fiduciary duty. In such event, such Covered Party shall reimburse the Debtors or the Reorganized Debtors, as the case may be, for all payments made pursuant to this Section 10.10.

23. The following Section 11.01(h) is added to Article XI:

The members of the Ad Hoc MCI Trade Claims Committee shall have received the contributions of consideration as contemplated in Sections 4.10 and 4.11 of the Plan.

24. Section 11.03 is amended as follows:

Waiver of Conditions. The Debtors, in their sole discretion and to the extent not prohibited by applicable law, may waive one (1) or more of the conditions precedent to effectiveness of the Plan set forth in Section 11.01 of the Plan; provided, however, that the Debtors may not waive the conditions precedent that provide for other parties’ reasonable acceptance without the consent of such parties (which shall not be unreasonably withheld or delayed); provided further, however, that the Debtors may only waive the condition set forth in Section 11.01(h) with the consent of the Ad Hoc MCI Trade Claims Committee.

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25. Section 12.01(h) is amended as follows:

To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, including any disputes arising under Sections 5.12 or 6.18 of the Plan;

26. Section 13.09 is amended as follows:

Amendment or Modification of the Plan. Alterations, amendments, or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim of such holder. Notwithstanding the forgoing, neither the Debtors nor any other party may modify Section 9.04(b) of the Plan or increase or decrease the aggregate number of shares of New Common Stock projected to be distributed pursuant to Article IV of the Plan between the Confirmation Date and the Effective Date. The amendment or modification of (i) the percentage recovery for the holders of MCIC Senior Debt Claims, MCIC Subordinated Debt Claims, Intermedia Senior Debt Claims, or Intermedia Subordinated Debt Claims or (ii) the form of distribution (i.e., New Notes) that shall be distributed to the holders of MCIC Senior Debt Claims shall be deemed to be material amendments or modifications to the holders of such Claims; provided, however, that the foregoing shall not be deemed to be material amendments or modifications to the holders of such Claims to the extent the Ad Hoc Committee of Intermedia Noteholders, the Ad Hoc Committee of MCIC Senior Noteholders, and the Ad Hoc Committee of Dissenting Bondholders, as appropriate, consent to such amendments or modifications.

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Dated: New York, New York

September 12, 2003

Respectfully submitted,

WORLDCOM, INC., et al.
(for itself and on behalf of each of the Debtors)

By:	/s/ Anastasia Kelly
Name:	Anastasia Kelly, Esq.
Title:	General Counsel

Counsel:

Marcia L. Goldstein, Esq. (MG 2606)

Lori R. Fife, Esq. (LF 2839)

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, NY 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

and

Alfredo R. Perez, Esq.

WEIL, GOTSHAL & MANGES LLP

700 Louisiana, Suite 1600

Houston, TX 77002

Telephone: (713) 546-5000

Facsimile: (713) 224-9511

Attorneys for Debtors and
Debtors in Possession

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EXHIBIT B

THIRD SUPPLEMENTAL DISCLOSURE STATEMENT ORDER

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re	:
	:	Chapter 11
WORLDCOM, INC., et al.,	:	Case No. 02-13533 (AJG)
:
Debtors.	:	(Jointly Administered)
x

ORDER (I) APPROVING THE THIRD

SUPPLEMENT TO DISCLOSURE STATEMENT AND (II),

AS TO CERTAIN CREDITORS, FIXING A RECORD DATE,

APPROVING FORM OF BALLOTS, AND ESTABLISHING

VOTING AND ELECTION DEADLINES

A hearing having been held on September 11, 2003 and September 12, 2003 (the “Hearing”), to consider the motion, dated September 11, 2003 (the “Motion”1), of WorldCom, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the “Debtors”), for entry of an order approving the Third Supplement to Debtors’ Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Third Supplement”), all as more fully set forth in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. §§ 157 and 1334 and the Standing Order of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York, dated July 19, 1984 (Ward, Acting C.J.); and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and the Debtors having filed with the Court the Third Supplement; and the Court having reviewed and considered the Third Supplement, the Motion, the papers in support thereof and the responses and objections thereto, if any (collectively, “Objections”), and the record of the Hearing; and the Court having found and determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and that the relief requested in the Motion is in the best interests of the Debtors, their estates, and creditors; and upon all of the proceedings had before the Court; and after due deliberation and sufficient cause appearing therefor;

IT IS HEREBY FOUND THAT:

A.  Notice of the Motion and the Hearing was given by announcement of this Court on the record on September 9, 2001 and such notice constitutes good and sufficient notice to all interested parties and no other or further notice need be provided.

B.  The Third Supplement, together with the Disclosure Statement, the First Supplement and the Second Supplement, contains “adequate information” within the meaning of section 1125 of title 11 of the United States Code (the “Bankruptcy Code”).

C.  The procedures for transmitting the Third Supplement as required by Rule 3017(d) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) to the beneficial holders of the Debtors’ securities (as more fully set forth in the Motion and below) are adequate and appropriate under the circumstances.

D.  Holders of claims in Class 10 (MCIC Subordinated Debt Claims) as of the Class 10 Record Date (as defined below) are entitled to vote to accept or reject the Plan. The forms of Ballot and Master Ballot, including the addendum thereto, annexed hereto as Exhibit A (the “Class 10 Ballots”) are sufficiently consistent with Official Form No. 14 and adequately address the particular needs of these chapter 11 cases and are appropriate for Class 10 to vote to accept or reject the Plan.

1	Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Motion.

E.  Ballots need not be provided to the holders of claims in Class 1 (Other Priority Claims), Class 2 (Secured Tax Claims), Class 3 (Other Secured Claims), Class 3A (Bank Settlement Claims), Class 4 (Convenience Claims), Class 7 (WorldCom Subordinated Claims), Class 8 (WorldCom Equity Interests), Class 14 (Intermedia Preferred Stock), and Class 15 (Intermedia Equity Interests) because such classes are not currently entitled to vote on the Plan.

F.  Holders of claims in Class 5 (WorldCom Senior Debt Claims), Class 6 (WorldCom General Unsecured Claims), Class 9 (MCIC Senior Debt Claims), Class 11 (Intermedia Senior Debt Claims), Class 12 (Intermedia General Unsecured Claims), and Class 13 (Intermedia Subordinated Debt Claims) as of the May 28, 2003 Record Date previously established by the Court are entitled to change their previously cast votes on the Plan (or if votes were not previously cast, such holders are entitled to vote on the Plan). Ballots need not be provided to such holders unless a request is made therefor because such classes previously received Ballots. The Ballots and Master Ballots previously approved by the Court for casting the votes of holders in these classes are appropriate for the additional votes of such classes contemplated by this Order.

G.  The period for and procedures by which the Debtors may solicit votes on the Plan are reasonable and adequate for the creditors entitled to vote on the Plan to make an informed decision to accept or reject the Plan.

H.  The form for the election by holders of claims in Class 10 of the consideration to be received under the Plan in respect of such claims, in substantially the form annexed hereto as Exhibit B (the “Class 10 Election Form”), is adequate.

NOW, THEREFORE, IT IS:

ORDERED that the Motion is GRANTED; and it is further

ORDERED that all Objections not otherwise withdrawn or resolved by this Order are hereby OVERRULED in all respects; and it is further

ORDERED that the Third Supplement is APPROVED; and it is further

ORDERED that the Class 10 Ballots are APPROVED; and it is further

ORDERED that September 5, 2003 is established as the record date solely for purposes of determining which creditors in Class 10 are entitled to vote on the Plan and elect treatment of their distributions thereunder (the “Class 10 Record Date”); and it is further

ORDERED that 4:00 p.m. Eastern Time on October 8, 2003 (the “Voting Deadline”) is established as the deadline for votes to be cast on the Plan pursuant to this Order; and it is further

ORDERED that the Debtors are directed to distribute via hand delivery, priority mail, or deposit with an expedited delivery service or cause to be distributed on or before September 16, 2003 (a) a notice of Plan modifications and related hearing and voting deadline, substantially in the form of Exhibit C hereto, (b) a copy of the Third Supplement and (c) a copy of this Order (collectively, the “Notice Package”) to (i) all persons or entities identified in the Debtors’ schedules of liabilities filed pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through and including the May 28, 2003 Record Date, as established in the Disclosure Statement Order (the “Schedules”), as holding liquidated, noncontingent, and undisputed claims, in an amount greater than zero, (ii) all parties having filed proofs of claims in an amount greater than zero or notices of transfers of claims in the Debtors’ chapter 11 cases, (iii) the registered holders of the Debtors’ debt and equity securities (other than those holding claims in Class 10) as of the May 28, 2003 Record Date, and (iv) any other known holders of claims against or equity interests in the Debtors (other than those holding claims in Class 10) as of the May 28, 2003 Record Date; provided, however, that the Debtors are not required to distribute (or cause to be distributed) a Notice Package to any holder of a claim or interest in Class 1 (Other Priority Claims), Class 3 (Other Secured Claims), Class 7 (WorldCom Subordinated Claims), Class 8 (WorldCom Equity Interests), Class 14 (Intermedia Preferred Stock), and Class 15 (Intermedia Equity Interests), unless such party makes a specific request in writing for the same; and it is further

ORDERED that the Debtors are directed to distribute or cause to be distributed via hand delivery, priority mail, or deposit with an expedited delivery service on or before September 16, 2003, to the record holders of MCIC Subordinated Debt Claims as of the September 5, 2003 Class 10 Record Date, solicitation packages (the “Class 10 Solicitation Packages”) containing copies of (i) this Order, (ii) the Notice, (iii) the Disclosure Statement, the Supplement, the Second Supplement and the Third Supplement, (iv) a Class 10 Election Form, and (v) a Class 10 Ballot together with a return envelope; and it is further

ORDERED that the Debtors are directed to distribute or cause to be distributed via hand delivery, priority mail, or deposit with an expedited delivery service on or before September 16, 2003 a Notice Package to (i) the United States Trustee for the Southern District of New York, (ii) the attorneys for the statutory unsecured creditors’ committee, (iii) attorneys for the Debtors’ postpetition lenders, (iv) the Securities and Exchange Commission, (v) the Internal Revenue Service, and (vi) all parties that the Debtors are required to serve pursuant to the Case Management Order; and it is further

ORDERED that the Debtors are not required to distribute Notice Packages to creditors who have timely filed proofs of claim for amounts less than or equal to the amounts scheduled for such claims by the Debtors if the claims have already been paid in the full scheduled amount; provided, however, if, and to the extent that, any such creditor would be entitled to receive a Notice Package for any reason other than by virtue of the fact that its claim had been scheduled by the Debtors, such creditor will be sent the Notice Package; and it is further

ORDERED that the Debtors are not required to distribute a Notice Package to a party to an executory contract who does not hold either an allowed filed or a scheduled claim or who holds a claim listed on the Schedules as contingent, unliquidated, or disputed, unless such party makes a specific request in writing for the same; and it is further

ORDERED that, with respect to addresses from which Disclosure Statement Hearing Notices, Disclosure Statements, First Supplements or Second Supplements were returned as undeliverable by the United States Postal Service, the Debtors are excused from distributing Notice Packages to those entities listed at such addresses unless the Debtors were provided with accurate addresses for such entities on or before September 16, 2003 and failure to distribute the Notice Packages to such entities will not constitute inadequate notice, or a violation of Bankruptcy Rule 3017(d); and it is further

ORDERED that, with respect to the Class 10 Solicitation Packages to be distributed to Class 10 (MCIC Subordinated Debt Claims) and the Notice Packages to be distributed to Class 5 (WorldCom Senior Debt Claims), Class 9 (MCIC Senior Debt Claims), Class 11 (Intermedia Senior Debt Claims), and Class 13 (Intermedia Subordinated Debt Claims), the Debtors shall distribute or cause to be distributed such materials to record holders of the Debtors’ public securities in such classes, including, without limitation, brokers, banks, dealers, or other agents or nominees (collectively, the “Master Agents”), and each Master Agent shall be entitled to receive reasonably sufficient sets of such materials to forward to the beneficial owners of those securities for whom such Master Agent is the holder (collectively, the “Beneficial Owners”), and the Debtors shall be responsible for each such Master Agent’s reasonable, actual, and necessary out-of-pocket expenses associated with the distributions to the Beneficial Owners of such claims and any elections by Class 10 holders; and it is further

ORDERED that each Master Agent is authorized and directed to forward the respective materials to the Beneficial Owners within two business days, and no later than five business days, after the Master of Agent’s receipt thereof; it is further

ORDERED that to the extent any holder of a claim in Class 5 (WorldCom Senior Debt Claims), Class 6 (WorldCom General Unsecured Claims), Class 9 (MCIC Senior Debt Claims), Class 11 (Intermedia Senior Debt Claims), Class 12 (Intermedia General Unsecured Claims), or Class 13 (Intermedia Subordinated Debt Claims) as of the May 28, 2003 Record Date (i) desires to change its previously cast vote on the Plan with respect to such claim, such holder may change its vote by obtaining from the Debtors’ solicitation and tabulation agent (or if applicable, from such holder’s Master Agent), and properly completing and timely submitting a new Ballot or Master Ballot, as appropriate (substantially in the form previously approved by the Court), prior to the Voting Deadline or (ii) did not previously vote on the Plan with respect to such claim, but now desires to do so, such holder may vote on the Plan by obtaining from the Debtors’ solicitation and tabulation agent (or, if applicable from such holder’s Master Agent) and properly completing and timely submitting a new Ballot or Master Ballot, as appropriate (substantially in the form previously approved by the Court), prior to the Voting Deadline; and it is further

ORDERED that in order to be counted as a vote to accept or reject the Plan, each Class 10 Ballot and each Ballot or Master Ballot, as the case may be, of a holder of a claim in Class 5, Class 6, Class 9, Class 11, Class 12, or Class 13 entitled to vote must be properly executed, completed, and delivered to the Debtors’ solicitation and tabulation agent so as to be received by the Debtors’ solicitation and tabulation agent no later than Voting Deadline; and it is further

ORDERED that the deadline for any holder of an MCIC Subordinated Debt Claim to elect to receive New Notes is 4:00 p.m. (Eastern Time) on October 8, 2003 (the “Class 10 Election Deadline”); and it is further

ORDERED that any holder of an MCIC Subordinated Debt Claim validly electing a distribution of New Notes shall deliver to such holder’s Master Agent, so as to be received on or before the Class 10 Election Deadline, a properly completed Class 10 Election Form and cause the securities representing its MCIC Subordinated Debt Claim (“QUIPS”) to be transmitted to the Debtors’ custody; provided, however, that if the Plan is not confirmed, the QUIPS will be returned to the respective holder; and it is further

ORDERED that after receipt by a Master Agent of a timely submitted, properly completed Class 10 Election Form indicating the election by a Class 10 holder to receive New Notes, such Master Agent shall cause the QUIPS representing such holder’s Class 10 claim to be transmitted to the Debtors’ custody no later than the Class 10 Election Deadline; and it is further

ORDERED that any Class 10 holder that does not deliver to its Master Agent on or before the Class 10 Election Deadline a properly completed Class 10 Election Form indicating an election to receive New Notes, shall be deemed to have elected a cash distribution; and it is further

ORDERED that any election (or deemed election) by a Class 10 holder shall be irrevocable; and it is further

ORDERED that objections to confirmation of the Plan, if any, must (i) be limited to its modification from the prior version, (ii) be in writing, (iii) state the name and address of the objecting party and the amount and nature of the claim or interest of such party, (iv) state with particularity the basis and nature of any objection, and (v) be filed, together with proof of service, with the Court and served so that they are actually received no later than 4:00 p.m. (Eastern Time) on September 30, 2003 by each of the parties identified in paragraph 4 of the Notice at the respective addresses set forth therein; and it is further

ORDERED that the hearing to consider objections to the Plan interposed pursuant to the preceding decretal paragraph shall be held on October 15, 2003 at 10:00 a.m. (Eastern Time) or as soon thereafter as counsel may be heard; and it is further

ORDERED that, if a creditor casts more than one Ballot or Master Ballot voting the same claim(s) before the Voting Deadline, the last Ballot or Master Ballot received before the Voting Deadline is deemed to reflect the voter’s intent and, thus, to supercede any prior Ballots or Master Ballots; provided, however, that the submission of any such Ballot(s) and Master Ballot(s) must comply with the voting procedures set forth in the Disclosure

Statement, the Disclosure Statement Order, the Supplemental Disclosure Statement Order, the Second Supplemental Disclosure Statement Order and this Order in order to be counted; and it is further

ORDERED that nothing herein shall be deemed to authorize any election or any change to a prior election, except as set forth herein with respect to Class 10; and it is further

ORDERED that any election for Class 4 (Convenience Claim) treatment indicated in a Class 6 (WorldCom General Unsecured Claims) Ballot or a Class 12 (Intermedia General Unsecured Claims) Ballot cast pursuant to this Order, shall be disregarded and deemed ineffective without the need for any further notice to such Class 6 or Class 12 holder; provided, however, that such ineffective election shall not affect the vote represented by such Class 6 or Class 12 Ballot; and it is further

ORDERED that the Debtors’ solicitation and tabulation agent is authorized to tabulate the previously cast votes, together with the votes cast pursuant to this Order in accordance with the procedures set forth in the Disclosure Statement Order, the Supplemental Disclosure Statement Order, the Second Supplemental Disclosure Statement Order, and this Order; and it is further

ORDERED that the Debtors’ solicitation and tabulation agent shall file a certification of the vote with the Court on or before October 10, 2003; and it is further

ORDERED that notices of any ineffective elections by Class 10 holders shall be given by the respective Master Agents for such holders in accordance with their customary practices and procedures; and it is further

ORDERED that the Debtors shall publish the Third Supplement electronically on the independent website authorized by the Case Management Order, www.elawforworldcom.com; and it is further

ORDERED that the Debtors are authorized to take or refrain from taking any action necessary or appropriate to implement the terms of and the relief granted in this Order without seeking further order of the Court; and it is further

ORDERED that the requirement under Rule 9013-1(b) of the Local Bankruptcy Rules for the Southern District of New York for the filing of a memorandum of law is waived.

Dated:	New York, New York
September 12, 2003

/s/ ARTHUR J. GONZALEZ
UNITED STATES BANKRUPTCY JUDGE

EXHIBIT C

FORM OF STIPULATION AND AGREEMENT BETWEEN THE DEBTORS, THE  COMMITTEE, THE AD HOC COMMITTEE OF DISSENTING BONDHOLDERS AND  HSBC BANK USA WITH RESPECT TO CONFIRMATION OF THE DEBTORS’  AMENDED PLAN OF REORGANIZATION

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re	:
	:	Chapter 11
WORLDCOM, INC., et al.,	:	Case No. 02-13533 (AJG)

	:	(Jointly Administered)
Debtors.	:
x

STIPULATION AND AGREEMENT BETWEEN THE

DEBTORS, THE COMMITTEE, THE AD HOC COMMITTEE OF

DISSENTING MCI BONDHOLDERS, AND HSBC BANK USA

WITH RESPECT TO CONFIRMATION OF THE

DEBTORS’ AMENDED PLAN OF REORGANIZATION

WHEREAS, on July 21, 2002 (the “Commencement Date”) and November 8, 2002, WorldCom, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the “Debtors”), commenced cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. By order, dated July 22, 2002 and subsequent orders, the Debtors’ chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered. On July 29, 2002, the United States Trustee for the Southern District of New York appointed the statutory committee of unsecured creditors (the “Committee”).

WHEREAS, on May 28, 2003, July 10, 2003, and August 6, 2003, the Court approved the Debtors’ Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated May 23, 2003, the First Supplement thereto, dated July 9, 2003, and the Second Supplement thereto, dated August 6, 2003, respectively (collectively, the “Disclosure Statement”), and scheduled the hearing for the Court to consider, dated September 12, 2003 the confirmation of the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as may be amended, the “Plan”).

WHEREAS, on July 31, 2003, the Ad Hoc Committee of Dissenting Bondholders (the “Dissenting Bondholders”)1 filed an objection to the Plan and a memorandum of law in support thereof (together, the “Objection”).

WHEREAS, on August 1, 2003, HSBC Bank USA (“HSBC”) filed a joinder to the Dissenting Bondholders’ Objection (the “Joinder”).

WHEREAS, on or about August 18, 2003, the Dissenting Bondholders and HSBC each filed a notice of appeal to the Order, dated August 6, 2003, Approving the Settlement with the Securities and Exchange Commission and on September 5, 2003, HSBC also filed a Notice of Appeal from the Final Judgment of the United States District Court for the Southern District of New York approving the settlement with the SEC (collectively, the “SEC Appeals”).

WHEREAS, in order to resolve the Objection, the Joinder, and the SEC Appeals, the Debtors, the Committee, the Dissenting Bondholders, and HSBC have negotiated this Stipulation in good faith and at arm’s-length and desire that it shall be binding upon each of them.

1	The Dissenting Bondholders are identified on Exhibit A hereto, and all references to the Dissenting Bondholders herein shall include each of the members thereof.

NOW, THEREFORE, for good and valuable consideration, including the benefits of the Plan, and in order to compromise and settle all issues raised in the Objection and the Joinder, and to facilitate the expeditious and effective reorganization of the Debtors, the parties hereto agrees as follows:

1.    Defined Terms.    Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan filed as of the date hereof.

2.    Treatment of MCIC Subordinated Debt Claims.    The Plan shall be amended to provide that, on the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed MCIC Subordinated Debt Claim (a “Holder”) shall (pursuant to an election made in connection with the solicitation of such holders, subject to proration for an over-subscription of New Notes as set forth below) receive on account of such Claim (i) either (A) New Notes in a principal amount equal to 44% of the principal amount of such Holder’s Claim; provided, however, that the aggregate principal amount of New Notes distributed to all Holders shall not exceed one hundred sixty-five million ($165,000,000) dollars as set forth below, or (B) Cash in an amount equal to 42% of the principal amount of such Holder’s Claim; and (ii) such holder’s pro rata share of thirty-one million ($31,000,000) dollars in Cash; provided, however, that the acceptance of Class 10 shall constitute an agreement by all Holders to contribute to the members of the Ad Hoc Committee of MCI Trade Claims, on a pro rata basis, Cash in the amount of nineteen million ($19,000,000) dollars out of the aggregate distribution to be provided to the Holders; provided further, however, that each member of the Steering Group (as defined in the Bankruptcy Rule 2019 Statement of Kramer Levin Naftalis & Frankel LLP filed on August 27, 2003) of Dissenting Bondholders has agreed to pay over its pro rata share of the remaining twelve million ($12,000,000) dollars in Cash distributed to and retained by all Holders to Staro Asset Management, LLC. The Debtors waive any right they have or may have to receive a distribution under Class 10 of the Plan as holders of any securities issued to or held by any of them under or in connection with the MCIC Subordinated Notes Indenture and/or the Amended and Restated Trust Agreement among MCI Communications Corporation, Wilmington Trust Company, and certain Administrative Trustees, dated May 29, 1996. The Plan shall provide for the cancellation of any subordination or related rights of any person or entity that is or claims to be senior to the Allowed MCIC Subordinated Debt Claims.

3.    Elections.    If elections made by Holders would require distribution of New Notes in a principal amount in excess of one hundred and sixty five million ($165,000,000) dollars (the “Maximum Amount”) to such Holders, the Maximum Amount of New Notes will be distributed to the electing Holders pro rata at the rate of eleven ($11) dollars in principal amount of New Notes per twenty-five ($25) dollars in principal amount of such electing Holder’s Class 10 Claim, or forty-four ($0.44) cents on the dollar, and Cash shall be distributed with respect to the balance of each electing Holder’s Claim at the rate of ten dollars and fifty cents ($10.50) in Cash per twenty-five ($25) dollars in principal amount of such electing Holder’s Class 10 Claim (forty-two ($0.42) cents on the dollar) plus a pro rata share of the remaining twelve million ($12,000,000) dollars.

4.    Failure to Elect.    Any Holder who does not make a valid election to receive New Notes shall receive Cash in an amount equal to ten dollars and fifty cents ($10.50) in Cash per twenty-five ($25) dollars in principal amount of such Holder’s Class 10 Claim, or forty-two ($0.42) cents on the dollar.

5.    Indenture Trustee Fees.    The Debtors will pay the reasonable fees and expenses of the MCIC Subordinated Notes Indenture Trustee and its professionals as set forth in Section 5.09 of the Plan. All parties to this Stipulation acknowledge that the United States Trustee for the Southern District of New York (the “U.S. Trustee”) has objected to the Plan on the grounds that, inter alia, as currently set forth in the Plan, the payment of Indenture Trustee fees and expenses is inappropriate (the “Indenture Trustee Provision”). In the event the U.S. Trustee’s objection is not resolved and the Bankruptcy Court sustains such objection, all parties hereto acknowledge that the Indenture Trustee Provision may be eliminated from the Plan and that the remainder of the terms and provisions of this Stipulation will remain in full force and effect and will in no way be affected, impaired, or invalidated. In addition, all parties acknowledge that, in the event the Indenture Trustee Provision is eliminated from the Plan, the MCIC Subordinated Notes Indenture Trustee will assert contractual priority and its charging lien under the Indenture, and in such event, the distributions to holders of MCIC Subordinated Debt Claims will be reduced thereby.

6.    Attorneys’ Fees.    The Dissenting Bondholders expect to file an application to obtain reimbursement of the professional fees and disbursements incurred by them in connection with the case under 11 U.S.C. § 503(b). The Debtors and HSBC agree not to object to such application to the extent the fees and disbursements sought are reasonable.

7.    Withdrawal of Objections.    Upon execution of this Stipulation, the Dissenting Bondholders and HSBC hereby agree to withdraw the Objection and Joinder without prejudice; provided, however, that if the Plan is not consummated, then the parties hereto shall be restored to the status quo ante as of the date hereof. The Objection and the Joinder shall be deemed withdrawn with prejudice upon the Effective Date.

8.    Abatement.    Upon the execution of this Stipulation, the Dissenting Bondholders and/or HSBC shall file a notice of abatement immediately staying the SEC Appeals and any other proceeding between and among the Dissenting Bondholders and/or HSBC and any other party in these chapter 11 cases.

9.    Causes of Action.    Reference is made to the Release in the form annexed hereto as Exhibit B (the “Release”). Upon execution of this Stipulation, the Dissenting Bondholders and HSBC (to the extent relating to HSBC’s support for the Plan) shall not directly or indirectly commence any Causes of Action (and shall cease to prosecute, directly or indirectly, any other Causes of Action) with respect to matters arising in or in connection with the Chapter 11 Cases against any of the parties whom the Dissenting Bondholders will release under the Release. The obligations of the Dissenting Bondholders and HSBC under the preceding sentence shall terminate as to a given party that commences or continues a Cause of Action with respect to matters arising in or in connection with the Chapter 11 Cases against any Dissenting Bondholder or HSBC. Upon execution of this Stipulation, the Debtors shall not directly or indirectly commence any Cause of Action with respect to matters arising in or in connection with the Chapter 11 Cases against any party whom the Debtors will release under the Release relating to (i) such party as a Holder or (ii) any adverse or disparaging information relating to such party. The obligations of the Debtors under the preceding sentence shall terminate as to any party that commences or continues a Cause of Action with respect to matters arising in or in connection with the Chapter 11 Cases against any of the Debtors. The Debtors, on the one hand, and the Dissenting Bondholders and HSBC, on the other, agree to execute and deliver the Release on the Effective Date. On the Effective Date, the SEC Appeals and any other proceeding relating thereto or to the Chapter 11 Cases between and among the Dissenting Bondholders and/or HSBC, on the one hand, and any party released by them under the Release, on the other, shall be withdrawn and dismissed with prejudice (subject to the proviso in paragraph 7 above).

10.    Turnover of Information/Experts.    The Dissenting Bondholders shall not provide or cause to be provided, and HSBC shall keep confidential, in accordance with existing confidentiality orders and/or agreements to which it is a party, any information, documents, work product, or memoranda obtained in or prepared with respect to these Chapter 11 Cases to any party directly or indirectly opposed to or interfering with confirmation of the Plan, including, without limitation, information, documents, work product, or memoranda obtained during the course of discovery or prepared in connection with the Plan. In addition, the Dissenting Bondholders agree that any professional, expert, or consultant previously retained by the Dissenting Bondholders in connection with these Chapter 11 Cases (collectively, the “Experts”) shall not directly or indirectly provide assistance to or become retained by any other party in these chapter 11 cases or any party directly or indirectly opposed to or interfering with confirmation of the Plan.

11.    Releases.    Upon the Effective Date, each of the Debtors, the Committee and each of its members, the MatlinPatterson Investors, Silver Lake, and each of the Dissenting Bondholders shall execute and deliver a mutual release substantially in the form annexed hereto as Exhibit B.

12.    Voting.    The Dissenting Bondholders shall vote all Claims held by such holders, including Claims in Classes other than Class 10, to accept the Plan. The Dissenting Bondholders and HSBC shall recommend that all holders of Class 10 Claims vote to accept the Plan.

13.    Cooperation.    The Debtors shall diligently seek to obtain confirmation and consummation of the Plan. The Dissenting Bondholders, HSBC, and the Experts shall not initiate or support any actions by any of the Debtors’ competitors, any party objecting to the Plan, or any federal or state governmental agency or legislative body adverse to the Debtors or opposed to or interfering with confirmation of the Plan. As of and after the date of execution of this Stipulation, the Debtors, the Committee, the Dissenting Bondholders, and HSBC shall not communicate any adverse or disparaging information to any other party regarding the other parties hereto concerning issues raised in the Plan, the Objection, the Joinder, or the SEC Appeals. The Dissenting Bondholders and HSBC shall not participate in the formulation of, vote for, consent to, or support any other plan of reorganization in these chapter 11 cases unless and until the Bankruptcy Court denies confirmation of the Plan, the Plan is withdrawn or revoked, or the Effective Date fails to occur within the time set forth in the Plan.

14.    Transfer and Purchase of Claims.    The Dissenting Bondholders shall not directly or indirectly sell, assign, grant an option on, or otherwise dispose of (collectively, a “Transfer”) any of the Claims held by any of the Dissenting Bondholders on the date hereof; provided, however, that the Dissenting Bondholders shall be permitted to Transfer any or all of their Claims to any entity that agrees in writing to be bound by the terms of this Stipulation. This Stipulation shall in no way be construed to preclude the Dissenting Bondholders from acquiring additional Claims against the Debtors; provided, however, that any such additional Claims so acquired shall automatically be deemed to be subject to all of the terms of this Stipulation for as long as this Stipulation remains in effect.

15.    Remedies.    In addition to any other remedy in law or equity, in the event this Stipulation or any provision hereof is breached by the Dissenting Bondholders or HSBC, the Debtors and/or the Committee may obtain specific performance of the obligations hereunder or, at their option, rescind this Stipulation.

16.    Authorization.    Each person who executes this Stipulation represents that he or she is duly authorized to execute this Stipulation on behalf of the respective parties hereto and that each such party has full knowledge and has consented to this Stipulation.

17.    Counterparts.    This Stipulation may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and it shall constitute sufficient proof of this Stipulation to present any copy, copies, or facsimiles signed by the parties hereto to be charged.

18.    Amendments.    This Stipulation may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

19.    Successors and Assigns.    This Stipulation, and the terms and conditions contained herein, shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns, including, without limitation, a trustee, if any, appointed under chapter 7 or 11 of the Bankruptcy Code.

20.    Reservation.    Nothing contained herein shall be construed to prohibit HSBC from seeking relief and/or guidance from the Court with respect to its obligations under this Stipulation.

By: WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, NY 10153-0119 Telephone: (212) 310-8000 Marcia L. Goldstein, Esq. (MG 2606) Lori R. Fife, Esq. (LF 2839) Alfredo R. Perez, Esq.

By:

KRAMER LEVIN

NAFTALIS & FRANKEL LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 715-9100

Thomas Moers Mayer, Esq. (TM 9357)

Philip Bentley, Esq. (PB 0210)

James C. McCarroll, Esq. (JM 2758)

Attorneys for the Debtors and Debtors in Possession	and

By: WINSTON & STRAWN 35 West Wacker Drive Chicago, Illinois 60601 Telephone: (312) 558-5600 Dan K. Webb, Esq. W. Gordon Dobie, Esq. Attorneys for the Dissenting Bondholders

By: AKIN GUMP STRAUSS HAUER & FELD LLP 590 Madison Avenue New York, NY 10022 Telephone: (212) 872-1000 Daniel H. Golden, Esq. (DG 5624) Ira S. Dizengoff, Esq. (ID 9980) Attorneys for the Committee	By: PRYOR CASHMAN SHERMAN & FLYNN LLP 410 Park Avenue New York, NY 10022 Telephone: (212) 421-4100 Tina N. Moss, Esq. (TM 7907) Attorneys for HSBC

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re	:
	:	Chapter 11 Case No.
WORLDCOM, INC., et al.,	:	02-13533 (AJG)

	:	(Jointly Administered)
Debtors.	:
x

RELEASE

In consideration of entering into that certain Stipulation And Agreement Between The Debtors, The Committee, The Ad Hoc Committee Of Dissenting MCI Bondholders, And HSBC Bank USA With Respect To Confirmation Of The Debtors’ Amended Plan Of Reorganization made as of September     , 2003 (the “Stipulation and Agreement”), by and between WorldCom, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively the “Debtors”), the statutory committee of unsecured creditors (the “Committee”), and the Ad Hoc Committee of Dissenting MCI Bondholders (the “Dissenting Bondholders”), and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged:

A.  The Dissenting Bondholders and their respective present and former assigns, predecessors, heirs, executors, administrators, successors, parents, subsidiaries, divisions, affiliates, partners, shareholders, and each and all of their present and former members, directors, officers, servants, employees, agents and representatives, attorneys, insurers, and reinsurers hereby release, acquit, and forever discharge the Debtors, the Debtors’ estates, the Committee (and its present and former members), the MatlinPatterson Investors, Silver Lake, and their respective assigns, successors, officers, directors, servants, employees, agents, representatives, and professionals (in all their respective capacities) from any and all actions, causes of actions, claims, demands, rights, damages, costs, losses, expenses, attorneys’ fees, compensation, liabilities, indemnities, and obligations of any kind or nature whatsoever (whether in contract or in tort; whether at law or in equity; whether known or unknown; whether suspected or unsuspected; whether accrued or unaccrued; whether liquidated or unliquidated; and whether alleged or unclaimed) for, on account of, relating to, in connection with, or in any way arising, in whole or in part, from the chapter 11 cases jointly administered under Case No. 02-13533 in the United States Bankruptcy Court for the Southern District of New York, from the beginning of time through the Effective Date, including, without limitation, the following:

1.  Any claim arising from, in any way connected with or relating to, either directly or indirectly, the claims asserted, assertable, or which may become assertable in the future from the matters and events concerning the operation of the Debtors, their estates, the Plan of Reorganization (as may be amended), the Disclosure Statement (as may be amended), including, without limitation, all special, general, and/or exemplary or punitive damages, all penalties of any kind, all statutory damages, pre-judgment and post-judgment interest and costs, and/or any equitable relief;

2.  Any claims arising from or relating, either directly or indirectly, to any acts or omissions of the Debtors, the Committee (and its present and former members), the MatlinPatterson Investors, and/or Silver Lake, whether intentional or unintentional, including but not limited to any claims or causes of action alleging breach of fiduciary duty.

B.  The Debtors, the Committee (on its own behalf and on behalf of its present and former members), the MatlinPatterson Investors, Silver Lake, and their respective assigns, successors, officers, directors, servants, employees, agents, representatives, and professionals (in all their respective capacities) hereby release, acquit and forever discharge the Dissenting Bondholders and their respective present and former assigns, predecessors, heirs, executors, administrators, successors, parents, subsidiaries, divisions, affiliates, partners, shareholders, and each and all of their present and former directors, members, officers, servants, employees, agents and representatives, attorneys, insurers, reinsurers and all other persons, firms, corporations or organizations to whom and for whose conduct the parties released hereby are or may be liable, obligated or responsible, directly or indirectly, from any and all actions, causes of actions, claims, demands, rights, damages, costs, losses, expenses, attorneys’ fees, compensation, liabilities, indemnities and obligations of any kind or nature whatsoever (whether in contract or in tort; whether at law or in equity; whether known or unknown; whether suspected or unsuspected; whether accrued or unaccrued; and whether alleged or unclaimed) for, on account of, relating to, in connection with or in any way arising, in whole or in part, from the chapter 11 cases jointly administered under Case No. 02-13533 in the United States Bankruptcy Court for the Southern District of New York, from the beginning of time to the Effective Date.

C.  The parties hereto understand and agree that there may be claims and damages with respect to the matters released herein, the existence of which and the consequences of which are presently unknown, but which may become known in the future, and which if known at present may have materially affected their decision to enter into this Release. The parties hereto, nevertheless, intend to and do hereby release each other from any and all such claims, for any and all injuries and damages whether known or unknown, whether now in existence or hereinafter to arise, and whether if known at present such claims may have materially affected their decision to execute this Release; provided, however, that this Release does not release claims arising specifically out of the breach of the terms of this Release by any of the parties hereto.

D.  This Release is a full release of each, every and all claims of every kind and nature to the extent described herein which the parties hereto ever had or now has, or may have, which arose, accrued, or which may arise or accrue, from the beginning of time to the date of the release. Except as otherwise provided in the Stipulation and Agreement, the parties hereby represent and agree that no claim, right, cause of action, or demand is reserved, and that the release provided herein waives and releases any and all claims, damages, demands, costs, expenses, causes of action, and compensation of every kind and nature which the parties may be entitled to or have in the future as a result of any events which have accrued from the beginning of time to the date of entry of the Stipulation. This Release may be pleaded as a full and complete defense to and may be used as a basis for an injunction against any claim, action, suit or other proceeding which may be filed, instituted, prosecuted, or attempted contrary to the terms contained in this Release.

E.  Nothing herein shall in any way affect the obligations and entitlements of the parties under the settlement agreement, as stated therein, or those obligations and entitlements of any party as stated in the Plan of Reorganization (as may be amended).

F.  A party who is not a signatory hereto shall not be released hereunder until such party is a signatory hereto.

G.  This Release shall be effective as of the Effective Date of the Plan.

Dated: September___, 2003	WORLDCOM, INC. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession

By: Name: Title:

Dated: September ____, 2003	THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF WORLDCOM, INC. et al.

By: Name: Title:

Dated: September ____, 2003	[SIGNATURE BLOCK FOR EACH COMMITTEE MEMBER]

By: Name Title:

Dated: September ____, 2003	[SIGNATURE BLOCK FOR MATLINPATTERSON INVESTORS]

By: Name Title:

Dated: September ____, 2003	[SIGNATURE BLOCK FOR SILVER LAKE]

By: Name Title:

Dated: September ____, 2003	THE AD HOC COMMITTEE OF DISSENTING MCI BONDHOLDERS

By: Name Title:

Dated: September ____, 2003	[SIGNATURE BLOCK FOR EACH MEMBER OF THE AD HOC COMMITTEE OF DISSENTING MCI BONDHOLDERS]

By: Name Title:

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re	:
	:	Chapter 11
WORLDCOM, INC., et al.,	:	Case No. 02-13533 (AJG)

	:	(Jointly Administered)
Debtors.	:
x

STIPULATION AND AGREEMENT BETWEEN THE

DEBTORS, THE COMMITTEE, THE AD HOC MCI TRADE

CLAIMS COMMITTEE, AND PLATINUM PARTNERS VALUE

ARBITRAGE FUND L.P. WITH RESPECT TO CONFIRMATION

OF THE DEBTORS’ AMENDED PLAN OF REORGANIZATION

WHEREAS, on July 21, 2002 (the “Commencement Date”) and November 8, 2002, WorldCom, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the “Debtors”), commenced cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. By order, dated July 22, 2002 and subsequent orders, the Debtors’ chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered. On July 29, 2002, the United States Trustee for the Southern District of New York appointed the statutory committee of unsecured creditors (the “Committee”).

WHEREAS, on May 28, 2003, July 10, 2003, and August 6, 2003, the Court approved the Debtors’ Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated May 23, 2003, the First Supplement thereto, dated July 9, 2003, and the Second Supplement thereto, dated August 6, 2003, respectively, (collectively, the “Disclosure Statement”) and scheduled the hearing for the Court to consider the confirmation of the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as may be amended, the “Plan”).

WHEREAS, on June 13, 2003, the Ad Hoc MCI Trade Claims Committee (the “Trade Claims Committee”)1 filed a notice of appeal to the Order, dated June 4, 2003, Authorizing the Debtors to Assume as Amended Certain Executory Contracts with Electronic Data Systems Corporation and EDS Information Services LLC (the “EDS Appeal”).

WHEREAS, on August 4, 2003, the Trade Claims Committee filed an objection to the Plan (the “Trade Claims Objection”).

WHEREAS, on August 4, 2003, Platinum Partners Value Arbitrage Fund L.P. (“Platinum”) filed an objection to the Plan and a joinder to the Trade Claims Objection (the “Platinum Objection” and, together with the Trade Claims Objection, the “Objections”).

WHEREAS, on August 18, 2003, the Trade Claims Committee filed a notice of appeal to the Order, dated August 6, 2003, Approving the Settlement with the Securities and Exchange Commission (the “SEC Appeal” and, together with the EDS Appeal, the “Appeals”).

WHEREAS, in order to resolve the Objections and the Appeals, the Debtors, the Committee, the Trade Claims Committee, and Platinum have negotiated this Stipulation in good faith and at arms’ length and desire that it shall be binding on each of them.

[1]	The Trade Claims Committee consists of the parties identified on Exhibit A hereto and all reference to the Trade Claims Committee herein shall include each of the members thereof.

NOW, THEREFORE, for good and valuable consideration, including the benefits of the Plan, and in order to compromise and settle all issues raised in the Objections and the Appeals, and to facilitate the expeditious and effective reorganization of the Debtors, the parties hereto agree as follows:

1.    Defined Terms.    Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan filed as of the date hereof.

2.    Treatment of Claims of Trade Claims Committee and Platinum.    In consideration of the contribution to the Trade Claims Committee of (i) New Notes in an aggregate principal amount of twenty-one million two hundred thousand ($21,200,000) dollars under Section 4.10 of the Plan and (ii) Cash in the aggregate amount of nineteen million ($19,000,000) dollars under Section 4.11 of the Plan (collectively, the “Contributions”) and the consideration otherwise provided to holders of Allowed Class 6 Claims, the members of the Trade Claims Committee and Platinum agree to be bound by the terms of this Stipulation.

3.    Withdrawal of Objections.    Upon execution of this Stipulation, the Trade Claims Committee and Platinum hereby withdraw without prejudice the Objections; provided, however, that if the Plan is not confirmed or if the members of the Trade Claims Committee do not receive the Contributions as part of the confirmed Plan, then the parties hereto shall be restored to the status quo ante as of the date hereof and this Stipulation shall be deemed null and void. The Plan shall not become effective unless and until the Ad Hoc Committee of MCI Trade Claims shall have received the contributions of consideration as contemplated in Sections 4.10 and 4.11 of the Plan. The Objections shall be deemed withdrawn with prejudice upon entry of the Confirmation Order.

4.    Stay of Appeals.    Upon the execution of this Stipulation, the Trade Claims Committee shall work cooperatively with the Debtors to obtain orders immediately staying the EDS Appeal and the SEC Appeal (“Stay Orders”) until the earlier to occur of the date on which (i) the Plan is withdrawn, (ii) the Court enters an order denying confirmation of the Plan, and (iii) the Plan does not go effective by the deadline set forth in the Plan (each such event, a “Termination Event”). The Stay Orders shall terminate upon a Termination Event.

5.    Causes of Action.    Reference is made to the Release in the form annexed hereto as Exhibit B (the “Release”). Upon execution of this Stipulation and until a Termination Event, the Trade Claims Committee and Platinum shall not directly or indirectly commence any Causes of Action (and shall cease to prosecute, directly or indirectly, any other Causes of Action) with respect to matters arising in the Chapter 11 Cases against any of the parties whom the Trade Claims Committee and Platinum will release under the Release. The obligations of the Trade Claims Committee and Platinum under the preceding sentence shall terminate as to a given party that commences or continues a Cause of Action with respect to matters arising in the Chapter 11 Cases against any Trade Claims Committee member and Platinum. Upon execution of this Stipulation, the Debtors shall not directly or indirectly commence any Cause of Action relating to adverse or disparaging information with respect to matters arising in the Chapter 11 Cases against any party whom the Debtors will release under the Release. The obligations of the Debtors under the preceding sentence shall terminate if any Trade Claims Committee member commences a Cause of Action against any party that the Trade Claims Committee and Platinum are releasing under the Release, except if the Trade Claims Committee’s obligations under this section have terminated for any of the reasons set forth in this section. On the Effective Date, the Appeals and any other proceeding relating thereto or to the matters arising in the Chapter 11 Cases between and among the Trade Claims Committee and/or Platinum and any other party shall be withdrawn and dismissed with prejudice (subject to the proviso in paragraph 3 above).

6.    Turnover of Information/Experts.    Subject to the limited circumstances in which production of documents may be required or permitted in response to a subpoena as provided in the confidentiality stipulations and agreements executed in these Chapter 11 Cases (and subject to the procedures provided therein), the Trade Claims Committee and Platinum shall not provide or cause to be provided any information, documents, work product, or memoranda obtained in or prepared with respect to these Chapter 11 Cases to any party directly or indirectly opposed to or interfering with confirmation of the Plan, including, without limitation, information, documents, work product, or memoranda obtained during the course of discovery or prepared in connection with the Plan. In addition, the Trade Claims Committee agrees that any professional, expert, or consultant previously retained by the Trade Claims Committee in connection with these Chapter 11 Cases (collectively, the “Experts”) shall not directly or indirectly provide assistance to or become retained by any other party in these Chapter 11 Cases or any party directly or indirectly opposed to or interfering with confirmation of the Plan for the purpose of rendering services to such party in these Chapter 11 Cases.

7.    Releases.    Upon the Effective Date, the Debtors, the Committee and each of its members, the MatlinPatterson Investors, Silver Lake, each of the members of the Trade Claims Committee, and Platinum shall execute a mutual release substantially in the form annexed hereto as Exhibit B.

8.    Voting.    The Trade Claims Committee and Platinum shall vote all Claims held by such holders, including Claims in Classes other than Class 6, to accept the Plan.

9.    Cooperation.    The Debtors shall diligently seek to obtain confirmation and consummation of the Plan. The Trade Claims Committee, Platinum, and the Experts shall not initiate or support any actions by any of the Debtors’ competitors, any party objecting to the Plan, or any federal or state governmental agency or legislative body opposed to or interfering with confirmation of the Plan; provided, however, that nothing herein shall be construed to constitute an agreement by any member of the Trade Committee to agree not to comply with all applicable laws and internal policies (of any member of the Trade Committee) and to cooperate in responding to any request or demand by a federal, state or other governmental agency or legislative body in connection with any matters relating to the Debtors. As of and after the date of execution of this Stipulation, the Debtors, the Committee, the Trade Claims Committee, and Platinum shall not communicate any adverse or disparaging information to any other party regarding the other parties hereto concerning issues raised in the Plan, the Appeals, or the Objections. The Trade Claims Committee and Platinum shall not participate in the formulation of, vote for, consent to, or support any other plan of reorganization in these chapter 11 cases unless and until the Bankruptcy Court denies confirmation of the Plan, the Plan is withdrawn or revoked, or the Effective Date fails to occur within the time set forth in the Plan.

10.    Transfer and Purchase of Claims.    The Trade Claims Committee and Platinum shall not directly or indirectly sell, assign, grant an option on, or otherwise dispose of (collectively, a “Transfer”) any of the Claims held by any of the members of the Trade Claims Committee or Platinum on the date hereof; provided, however, that the Trade Claims Committee and Platinum shall be permitted to Transfer any or all of their Claims to any entity that agrees in writing to be bound by the terms of this Stipulation. This Stipulation shall in no way be construed to preclude the members of the Trade Claims Committee and Platinum from acquiring additional Claims against the Debtors; provided, however, that any such additional Claims so acquired shall automatically be deemed to be subject to all of the terms of this Stipulation for as long as this Stipulation remains in effect.

11.    Reservation.    Nothing contained herein shall preclude Platinum or the Trade Claims Committee from seeking treatment as a holder of an MCI Pre-merger Claim.

12.    Remedies.    In addition to any other remedy in law or equity, in the event this Stipulation or any provision hereof is materially breached by the Trade Claims Committee, Platinum, the Debtors, and/or the Committee, then the Trade Claims Committee, the Debtors, or the Committee, as the case may be, may obtain specific performance of the obligations hereunder or, at their option, rescind this Stipulation.

13.    Authorization.    Each person who executes this Stipulation represents that he or she is duly authorized to execute this Stipulation on behalf of the respective parties hereto and that each such party has full knowledge and has consented to this Stipulation.

14.    Counterparts.    This Stipulation may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and it shall constitute sufficient proof of this Stipulation to present any copy, copies, or facsimiles signed by the parties hereto to be charged.

15.    Amendments.    This Stipulation may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

16.    Successors and Assigns.    This Stipulation, and the terms and conditions contained herein, shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, including, without limitation, a trustee, if any, appointed under chapter 7 or 11 of the Bankruptcy Code.

Dated:	New York, New York
September , 2003

By: WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, NY 10153-0119 Telephone: (212) 310-8000 Marcia L. Goldstein, Esq. (MG 2606) Lori R. Fife, Esq. (LF 2839) Alfredo R. Perez, Esq.	By: BROWN RUDNICK BERLACK ISRAELS LLP 120 West 45th Street New York, New York 10036 Telephone: (212) 715-9100 Edward S. Weisfelner, Esq. (EW 5581) Steven D. Pohl, Esq. (SP 0435)

Attorneys for the Debtors and Debtors in Possession	Attorneys for the Trade Claims Committee

By: AKIN GUMP STRAUSS HAUER & FELD LLP 590 Madison Avenue New York, NY 10022 Telephone: (212) 872-1000 Daniel H. Golden, Esq. (DG 5624) Ira S. Dizengoff, Esq. (ID 9980)	By: DECHERT LLP 30 Rockefeller Plaza New York, New York 10112 Telephone: (212) 698-3500 Glenn E. Siegel, Esq. (GS 7674)

Attorneys for the Committee	Attorneys for Platinum

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re	:
	:	Chapter 11 Case No.
WORLDCOM, INC., et al.,	:	02-13533 (AJG)

	:	(Jointly Administered)
Debtors.	:
x

RELEASE

In consideration of entering into that certain Stipulation And Agreement Between The Debtors, The Committee, The Ad Hoc MCI Trade Claims Committee, And Platinum Partners Value Arbitrage Fund L.P. With Respect To Confirmation Of The Debtors’ Amended Plan Of Reorganization made as of September             , 2003 (the “Stipulation and Agreement”), by and between WorldCom, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the “Debtors”), the statutory committee of unsecured creditors (the “Committee”), the Ad Hoc MCI Trade Claims Committee (the “Trade Committee”), and Platinum Partners Value Arbitrage Fund L.P. (“Platinum”), and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged:

A.  The Trade Committee and Platinum and their respective present and former assigns, predecessors, heirs, executors, administrators, successors, parents, subsidiaries, divisions, affiliates, partners, shareholders, and each and all of their present and former members, directors, officers, servants, employees, agents and representatives, attorneys, insurers, and reinsurers (the “Releasor Parties”) hereby release, acquit, and forever discharge the Debtors, the Debtors’ estates, the Committee (and its present and former members), the MatlinPatterson Investors, Silver Lake, and their respective assigns, successors, officers, directors, servants, employees, agents, representatives, and professionals (in all their respective capacities) from any and all actions, causes of actions, claims, demands, rights, damages, costs, losses, expenses, attorneys’ fees, compensation, liabilities, indemnities, and obligations of any kind or nature whatsoever (whether in contract or in tort; whether at law or in equity; whether known or unknown; whether suspected or unsuspected; whether accrued or unaccrued; whether liquidated or unliquidated; and whether alleged or unclaimed) (collectively, “Claims”) on account of acts or omissions taken or omitted to be taken prior to the Effective Date (as defined in the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated July 9, 2003, as amended (the “Plan”)) which are on account of, relate to, in connection with, or in any way arising, in whole or in part, from the chapter 11 cases jointly administered under Case No. 02-13533 in the United States Bankruptcy Court for the Southern District of New York (the “Chapter 11 Cases”) whether intentional or unintentional, including, but not limited to, any claims or causes of action alleging breach of fiduciary duty or the aiding and abetting thereof, from the beginning of time through the Effective Date, including, without limitation, any claim arising from, in any way connected with or relating to the matters and events concerning the Plan (as may be amended), the Disclosure Statement (as may be amended), including, without limitation, all special, general, and/or exemplary or punitive damages, all penalties of any kind, all statutory damages, pre-judgment and post-judgment interest and costs, and/or any equitable relief, provided that in no event shall this release be deemed to release any Claim that any Releasor Party has against any of the Debtors that is classified and subject to treatment under the Plan or any Claim related to any dealings between any Releasor Party and the Debtors unrelated to the Plan as to, among other things, the provision of goods or services to the Debtors on a post-petition basis.

B.  The Debtors, the Committee (on its own behalf and on behalf of its present and former members), the MatlinPatterson Investors, Silver Lake, and their respective present and former assigns, predecessors, heirs, executors, administrators, successors, parents, subsidiaries, divisions, affiliates, partners, shareholders, and each and all of their present and former members, directors, officers, servants, employees, agents and representatives, attorneys, insurers, reinsurers hereby release, acquit and forever discharge the Trade Committee (and its present members) and Platinum and their respective present and former assigns, predecessors, heirs, executors, administrators, successors, parents, subsidiaries, divisions, affiliates, partners, shareholders, and each and all of their present and former directors, members, officers, servants, employees, agents and representatives, attorneys, insurers, reinsurers, professionals (in all their respective capacities) and all other persons, firms, corporations or organizations to whom and for whose conduct the parties released hereby are or may be liable, obligated or responsible, directly or indirectly, from any and all Claims on account of acts or omissions taken or omitted to be taken prior to the Effective Date which are on account of, relate to, in connection with, or in any way arising, in whole or in part, from the Chapter 11 Cases whether intentional or unintentional, from the beginning of time through the effective date of the Stipulation and Agreement, including, without limitation, any Claim arising from, in any way connected with or relating to, the matters and events concerning the Plan (as may be amended), the Disclosure Statement (as may be amended), including, without limitation, all special, general, and/or exemplary or punitive damages, all penalties of any kind, all statutory damages, pre-judgment and post-judgment interest and costs, and/or any equitable relief.

C.  The parties hereto understand and agree that there may be claims and damages with respect to the matters released herein, the existence of which and the consequences of which are presently unknown, but which may become known in the future, and which if known at present may have materially affected their decision to enter into this Release. The parties hereto, nevertheless, intend to and do hereby release each other from any and all such claims, for any and all injuries and damages whether known or unknown, to the extent described herein whether now in existence or hereinafter to arise, and whether if known at present such claims may have materially affected their decision to execute this Release; provided, however, that this Release does not release claims arising specifically out of the breach of the terms of this Release by any of the parties hereto.

D.  This Release may be pleaded as a full and complete defense to and may be used as a basis for an injunction against any claim, action, suit or other proceeding which may be filed, instituted, prosecuted, or attempted contrary to the terms contained in this Release.

E.  Nothing here shall in any way affect the obligations and entitlements of the parties under the Stipulation and Agreement, as stated therein, or those obligations and entitlements of any party as stated in the Plan of Reorganization (as may be amended).

F.  A party who is not a signatory hereto shall not be released hereunder until such party is a signatory hereto.

Dated: September , 2003	WORLDCOM, INC. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession By: Name: Title:

Dated: September , 2003	THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF WORLDCOM, INC., et al. By: Name: Title:

Dated: September , 2003	[SIGNATURE BLOCK FOR EACH COMMITTEE MEMBER] By: Name: Title:

Dated: September , 2003	[SIGNATURE BLOCK FOR MATLINPATTERSON INVESTORS] By: Name: Title:

Dated: September , 2003	[SIGNATURE BLOCK FOR SILVER LAKE] By: Name: Title:

Dated: September , 2003	THE AD HOC MCI TRADE CLAIMS COMMITTEE By: Name: Title:

Dated: September , 2003	[SIGNATURE BLOCK FOR EACH MEMBER OF THE AD HOC TRADE CLAIMS COMMITTEE] By: Name: Title:

Dated: September , 2003	PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P. By: Name: Title: